Exhibit 10.1

SECOND AMENDMENT TO OFFICE LEASE

This SECOND AMENDMENT TO OFFICE LEASE (“Second Amendment”) is made and entered into as of the 20th day of November, 2012, by and between KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), and SPLUNK INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A.                                    Brannan Propco, LLC, a Delaware limited liability company, as predecessor-in-interest to Landlord, and Tenant entered into that certain Office Lease dated as of March 6, 2008 (the “Office Lease”), as amended by that certain First Amendment to Office Lease (the “First Amendment”) (the Office Lease and the First Amendment are collectively referred to herein as the “Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord those certain premises comprised of: (i) Suite 200 located on the second (2nd) floor (“Suite 200”), and (ii) Suite 100 located on the first (1st) floor and lower level (“Suite 100”) (Suite 100 and Suite 200 are collectively referred to herein as the “Existing Premises”) of that certain office building located and addressed at 250 Brannan Street, San Francisco, California (the “Building”).

B.                                    Tenant desires to expand the Existing Premises, as shown on Exhibit A (Suite 100) and Exhibit A-1 (Suite 200) attached hereto and made a part hereof, to include that certain space consisting of 32,993 rentable square feet of space commonly known as Suite 300 and located on the third (3rd) floor and the penthouse of the Building (the “Expansion Premises”), as shown on Exhibit A-2 attached hereto and made a part hereof, in which case Tenant would occupy all of the leasable space in the Building.  Landlord and Tenant desire to enter into this Second Amendment among other things, to extend the Lease Term, to provide for the inclusion of the Expansion Premises in the Premises covered by the Lease, and to make other modifications to the Lease.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Capitalized Terms.  All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Second Amendment.

2.                                      Expansion of Existing Premises.  Upon the delivery of the Expansion Premises by Landlord to Tenant for the purpose of commencing the Work (as defined in Exhibit B hereof) with respect to such Expansion Premises (the “Delivery Date”), Tenant shall lease from Landlord and Landlord shall lease to Tenant the Expansion Premises; provided, however, that the Base Rent and other amounts payable with respect to the Expansion Premises under the Lease, as amended, will not commence to be payable until the “New Term Rent Commencement Date” (as defined below).  Consequently, as of the Delivery Date, (a) the “Premises” as defined in the Lease shall include both the Existing Premises and the Expansion Premises, (b) the Existing Premises and the Expansion Premises shall be referred to collectively herein as the “Premises”, and (c) Exhibits A, A-1, and A-2 attached hereto, which collectively describe the entire Premises, shall together replace Exhibit A attached to the Office Lease (as previously replaced by Exhibits A and A-1 attached to the First Amendment).  The Delivery Date is anticipated to occur on or about June 1, 2013 (the “Anticipated Delivery Date”); however, Tenant hereby acknowledges and agrees that the Expansion Premises are currently occupied by another tenant of the Building.  Accordingly, if Landlord is unable for any reason to deliver possession of the Expansion Premises to Tenant by the Anticipated Delivery Date, then Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Second Amendment or the obligations of Tenant hereunder; provided, however, (i) Landlord shall use commercially reasonable efforts to cause the tenant currently in possession of the Expansion Premises (the “Existing Expansion Premises Tenant”) to vacate the Expansion Premises not later than ninety (90) days after the date of expiration of the Existing Expansion Premises Tenant’s Lease, and (ii) if the Delivery Date does not occur by November 30, 2013 (the “Outside Delivery Date”), which Outside Delivery Date shall be subject to extension for force majeure delay (as described in Section 27.4 of the Office Lease), then, Tenant may, at Tenant’s option, elect by written notice (which notice shall be sent no later than fifteen (15) days after the Outside Delivery Date) to Landlord, to terminate its obligation to lease the Expansion Premises, in which case Tenant shall make a concurrent election in such notice either (A) to terminate the extension provided for in Section 3 below, in which case the Lease Term shall automatically be extended (at the Base Rent and other terms applicable to the Existing Premises at the end of the Lease Term) through an expiration date that is twelve (12) months from the date of such notice in order to permit Tenant sufficient time to find substitute premises and to permit Landlord sufficient time to find a replacement tenant; or (B) to recognize the extension of the Lease Term provided for in Section 3 below with respect to the Existing Premises only, in which case, notwithstanding anything to the contrary contained in this Second Amendment, the New Term Rent Commencement Date for the Existing Premises shall be November 1, 2013, and the Lease Term shall be extended for a period of sixty-six (66) months, at the Annual Rental Rate per Rentable Square Foot provided herein, with a 2014 Base Year for Operating Expenses.  If Tenant elects to terminate its obligations to lease the Expansion Premises, but fails to elect either option (A) or (B) in the immediately preceding sentence, then Tenant shall be deemed to have elected option (B).  If Tenant elects to terminate its obligation to lease the Expansion Premises and elects to extend the Lease Term with respect to the Existing Premises pursuant to option (A) or (B), then this Section 2 (as it relates to the extension of the Lease Term for the applicable period), Section 4.2 (as it relates to the annual Base Rent per rentable square foot of the Existing Premises upon the extension of the Lease Term pursuant to option (B)), or Sections 4.2 and 4.3 if rent abatement applies, and Sections 5.1, 7, 8, 9, 11, 15, 18, 19, 20, 22, and 23, and no other provisions of this Second Amendment, shall be effective during the Lease Term, as so extended.

2.1                               Remeasurement of the Existing Premises.  Notwithstanding anything to the contrary set forth in the Office Lease, the First Amendment, or this Second Amendment, Landlord and Tenant acknowledge and agree that Landlord has remeasured the Building and that, according to such remeasurement, (a) Suite 100, which includes the basement/lower level, contains 30,181 (not 23,362) rentable square feet (i.e., the basement/lower level contains 18,883 rentable square feet and the first floor contains 11,298 rentable square feet), (b) Suite 200 contains 31,834 (not 34,167) rentable square feet, and therefore (c) the Existing Premises contains 62,015 (not 57,529) rentable square feet.  Landlord and Tenant hereby stipulate and agree that the rentable square feet of the Existing Premises is as set forth in this Section 2.1 and the rentable square feet of Suite 300, which includes the Penthouse, is as set forth in Recital B above.  Accordingly, Landlord and Tenant hereby acknowledge and agree that upon delivery of the Expansion Premises to Tenant, the addition of the Expansion Premises to the Existing Premises shall increase the stipulated size of the Premises to a total of 95,008 rentable square feet of space, consisting of 32,993 rentable square feet constituting the Expansion Premises (Suite 300) and 62,015 rentable square feet of space constituting the Existing Premises (Suites 100 and 200).  Further, Landlord and Tenant hereby acknowledge that as of the Delivery Date, Tenant will be leasing all of the rentable area in the Building.  At any time after the Delivery Date, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit D, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) business days after receipt thereof.

2.2                               Expansion Premises Wiring.  Notwithstanding any right Landlord may have to require the Existing Expansion Premises Tenant to remove the existing network wiring in the Expansion Premises (the “Expansion Premises Wiring”), Tenant may, upon written notice to Landlord, which shall in no event be given later than January 1, 2013, request that the Expansion Premises Wiring remain in the Expansion Premises, and upon receipt of such notice, Landlord will not require the Existing Expansion Premises Tenant to remove the Expansion Premises Wiring.  If Tenant provides the written notice set forth in the preceding sentence requesting that the Expansion Premises Wiring remain in the Expansion Premises, then the Expansion Premises Wiring will be deemed, for purposes of the Lease, to have been installed by Tenant (and shall constitute Telecommunications Equipment) and shall be subject to Tenant’s obligations under Section 26 of the Office Lease.  Notwithstanding any term or provision to the contrary contained herein, in the event the Existing Expansion Premises Tenant nevertheless removes the Expansion Premises Wiring, Landlord shall have no liability whatsoever to Tenant in connection with this Section 2.2.

3.                                      Extension of Lease Term; New Term.  Subject to Tenant’s rights under Section 2 above, in the event that the Expansion Premises is not delivered by the Outside Delivery Date, the Lease Term, which is currently scheduled to expire on October 31, 2013, is hereby extended on the terms and conditions set forth in this Second Amendment, and shall expire on the “New Term Expiration Date” (as defined below), unless sooner terminated as provided in the Lease, as hereby amended.  The “New Term Expiration Date” shall mean the last day of the sixty-sixth (66th) full calendar month following the New Term Rent Commencement Date.  By way of example only, if the New Term Rent Commencement Date occurred on September 1, 2013, then the New Term Expiration Date would be February 28, 2019, and the New Term would consist of sixty-six (66) “New Term Lease Months” (as defined below); and if the New Term Rent Commencement Date occurred on September 15, 2013, then the New Term Expiration Date would be March 31, 2019, and the New Term would consist of sixty-seven (67) New Term Lease Months.  Tenant’s obligation to pay Rent with respect to the Expansion Premises shall commence on that date which is ninety (90) days after the Delivery Date (the “New Term Rent Commencement Date”), as such date may be extended pursuant to Section 4.4 of the “Work Letter” attached hereto as Exhibit B, subject to Section 4.3 of this Second Amendment, and shall expire on the New Term Expiration Date, unless sooner terminated as provided in the Lease, as hereby amended.  Notwithstanding any term or provision in the Lease to the contrary, but subject to Tenant’s rights under Section 2 above, in the event that the Expansion Premises is not delivered by the Outside Delivery Date, effective as of the date of this Second Amendment, unless the context requires otherwise, any reference in the Lease or this Second Amendment to the “Lease Term” or the “Term” shall refer to the Lease Term as extended through the New Term Expiration Date, and any references in the Lease to the “Expiration Date” shall refer to the New Term Expiration Date.  The period commencing on the New Term Rent Commencement Date and ending on the New Term Expiration Date shall be referred to herein as the “New Term.”  For purposes of this Second Amendment, the term “New Term Lease Month” shall mean each succeeding calendar month during the Term, as extended hereby; provided that the first New Term Lease Month shall commence on the New Term Rent Commencement Date and shall end on the last day of the calendar month in which the New Term Rent Commencement Date occurs and that the last New Term Lease Month shall expire on the New Term Expiration Date.

4.                                      Base Rent.

4.1                               Base Rent for the Existing Premises.  Prior to the New Term Rent Commencement Date, Tenant shall continue to pay Base Rent for the Existing Premises at the rate currently provided under Section 4.1 of the First Amendment (it being understood that, if the New Term Rent Commencement Date occurs after November 1, 2013, then Tenant shall continue to pay Base Rent for the Existing Premises at the rate of $206,145.58 per month for the period commencing on November 1, 2013 through the day immediately preceding the New Term Rent Commencement Date).

4.2                               Base Rent for the Premises.  Commencing on the New Term Rent Commencement Date and continuing throughout the New Term, Tenant shall pay to Landlord monthly installments of Base Rent for the entire Premises (i.e., the Existing Premises and the Expansion Premises) as follows:

Period During New Term	Annual Base Rent		Monthly Installment of Base Rent		Annual Rental Rate per Rentable Square Foot

New Term Rent Commencement Date — the last day of the full calendar month that is New Term Lease Month 12*	$5,510,464.00	◊	$459,205.34	◊	$58.00

The first (1st) day of the full calendar month that is New Term Lease Month 13 — the last day of the full calendar month that is New Term Lease Month 24	$5,675,777.92		$472,981.49		$59.74

The first (1st) day of the full calendar month that is New Term Lease Month 25 — the last day of the full calendar month that is New Term Lease Month 36	$5,845,842.24		$487,153.52		$61.53

The first (1st) day of the full calendar month that is New Term Lease Month 37 — the last day of the full calendar month that is New Term Lease Month 48	$6,021,607.04		$501,800.59		$63.38

The first (1st) day of the full calendar month that is New Term Lease Month 49 — the last day of the full calendar month that is New Term Lease Month 60	$6,202,122.24		$516,843.52		$65.28

The first (1st) day of the full calendar month that is New Term Lease Month 61 — the New Term Expiration Date	$6,388,337.92		$532,361.49		$67.24

*                 The initial Annual Installment of Base Rent was calculated by multiplying the initial Annual Rental Rate per Rentable Square Foot by the number of rentable square feet of space in the Premises, and the Monthly Installment of Base Rent was calculated by dividing the corresponding Annual Installment of Base Rent by twelve (12).  In all subsequent Base Rent payment periods during the New Term commencing on the first (1st) day of the full calendar month that is New Term Lease Month 13, the calculation of Annual Base Rent (and Monthly Installment of Base Rent) reflects an annual increase of three percent (3%).

◊                  Subject to the terms set forth in Section 4.3 below, the Base Rent attributable to the four (4) month period commencing on the first (1st) day of the first (1st) full calendar month of the New Term and ending on the last day of the fourth (4th) full calendar month of the New Term shall be abated.

**          The amounts identified in the column entitled “Annual Rental Rate per Rentable Square Foot” are estimates and are provided for informational purposes only.

4.3                               Rent Abatement.  Notwithstanding anything to the contrary contained in Section 4.2, above, provided that no Event of Default (as defined in Section 15.1 of the Office Lease) shall occur during the first four (4) full calendar months of the New Term, then during the first four (4) full calendar months of the New Term (i.e., four (4) full calendar months following the occurrence of the New Term Rent Commencement Date herein, the “New Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the entire Premises during such New Rent Abatement Period.  If an Event of Default shall occur during such New Rent Abatement Period, Tenant shall not be entitled to any abatement of Base Rent in connection with the Premises during any part of the New Rent Abatement Period occurring after such Event of Default occurs.

5.                                      Property Tax and Operating Expense and Direct Reimbursement Payments Adjustment.  Prior to the New Term Rent Commencement Date, Tenant shall continue to pay the Property Tax and Operating Expense and Direct Reimbursement Payments Adjustment in connection with the Existing Premises in accordance with the terms of the Lease.  Commencing on the New Term Rent Commencement Date, Tenant shall pay the Property Tax and Operating Expense and Direct Reimbursement Payments Adjustment in connection with the entire Premises in accordance with the terms of the Lease, provided that for purposes of calculating the Property Tax and Operating Expense and Direct Reimbursement Payments Adjustment for the Premises during the New Term, (a) Tenant’s Percentage Share shall be 100%, and (b) the Base Year shall be the calendar year 2014.

5.1                               Landlord and Tenant hereby acknowledge and agree that first sentence of Section 4.1(A) of the Office Lease is deleted and replaced with the following:

“‘Property Taxes’ shall mean the aggregate amount of all real estate taxes, assessments (whether they be general or special), sewer rents and charges, transit taxes, taxes based upon the receipt of rent (including, without limitation, gross receipt taxes, occupancy taxes, rent taxes and any other taxes or assessments o Landlord’s gross receipts or rentable income) and any other federal, state or local government charge, general, special or extraordinary (but not including income or franchise taxes, capital stock, inheritance, estate, gift, or other ad valorem taxes, except as expressly provided hereinabove), which Landlord shall pay or become obligated to pay in connection with the Building or any part thereof.”

6.                                      Alterations.  Landlord and Tenant hereby acknowledge and agree that last sentence of Section 9.1 of the Office Lease, the words “Twenty-Five Thousand Dollars ($25,000.00) are hereby deleted and replaced with the “One Hundred Thousand and 00/100 Dollars ($100,000.00).”

7.                                      Casualty.  Landlord and Tenant hereby acknowledge and agree that the following is hereby added at the end of Section 11.2 of the Office Lease:

“In the event Landlord elects to make the repairs, Landlord, within sixty (60) days after the occurrence of any damage that renders the Premises unfit for occupancy, shall cause to be delivered to Tenant an estimate, prepared by a qualified, independent, experienced and reputable architect, of the number of days, measured from the date of the casualty, that will be required for Landlord to complete Landlord’s restoration work (the “Repair Estimate”).  If Landlord does not elect to terminate the Lease pursuant to Landlord’s termination right as provided above, and either (A) the repairs cannot, in the reasonable opinion of Landlord, be completed within three hundred sixty (360) days after being commenced, or (B) the repairs are not actually completed within sixty (60) days after the period of time set forth in the Repair Estimate (subject to extension for delays caused by Force Majeure and delays caused by Tenant), Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than ten (10) business days following the end of each such month.  Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date.  If repairs shall be substantially completed prior to the expiration of such thirty (30) day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty (30) day period, then this Lease shall terminate upon the expiration of such thirty-day period.”

8.                                      Assignment and Subletting.

8.1                               Section 14.3 of the Office Lease is hereby deleted in its entirety and replaced with the following:

“Landlord’s Recapture Rights.  At any time within twenty (20) days after Landlord’s receipt of all (but not less than all) of the information and documents described in Section 14.2 above, Landlord may, at its option by written notice to Tenant, elect any of the following applicable options:  (a) if the proposed Transfer would be a Triggering Sublease (as defined below), then Landlord may (i) sublease the Triggering Sublease Space only (but not any portion of the Premises then sublet by Tenant pursuant to a prior sublease) upon the same terms as those offered to the proposed subtenant, or (ii) terminate the Lease (as the same may have been amended) as to the Triggering Sublease Space only;  or (b) if the proposed Transfer would be an assignment of the Lease (as amended), then Landlord may (I) take an assignment of the Lease (as amended) upon the same terms as those offered to the proposed assignee, or (II) terminate the Lease (as amended) in its entirety; provided that, if the Lease (as amended) is terminated as to less than the entire Premises, then the Rent payable under the Lease (as amended) would be proportionately adjusted to reflect such partial termination.  As used herein, a “Triggering Sublease” shall mean and refer to a sublease of either the entire Premises or a portion of the Premises that terminates within the last twelve months of the Lease Term (or Option Term, as applicable), which, when considered in the aggregate with all other then subleased space, would result in the sublease of (w) at least eighty percent (80%) of the rentable square feet of Suite 100, (x) at least eighty percent (80%) of the rentable square feet of Suite 200, or (y) at least eighty percent (80%) of the rentable square feet of Suite 300.  The portion of the Premises that is the subject of a Triggering Sublease is referred to herein as the “Triggering Sublease Space.”

8.2                               The following is added as Section 14.9 of the Office Lease:

“Notwithstanding anything to the contrary in this Article XIV, in no event will any transaction whereby Tenant’s shares shall change hands on a recognized public exchange result in a “Transfer” for the purposes of this Article XIV.”

9.                                      Confidentiality.  Landlord and Tenant hereby acknowledge and agree that the following is hereby added at the end of Section 27.25 of the Office Lease:

“Nothing contained in this provision will be deemed to prohibit disclosure of this Lease by Tenant in any public filing required under the securities laws as a result of Tenant being a publicly traded company, including, without limitation any provision of law or regulation that may exist under securities or other laws applicable to Tenant that require that Tenant disclose the Lease as a “material agreement” to which Tenant is a party.”

10.                               Improvements.  Subject to Landlord’s ongoing repair and maintenance obligations under the Lease, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion Premises or of the Existing Premises, other than on the terms provided in the Work Letter.  Tenant shall accept the Expansion Premises and continue to accept the Existing Premises in their presently existing “as-is” condition, subject only to (a) any obligations of Landlord under the Lease, as amended, with respect to the Base Building, and (b) Landlord’s obligation to fund certain Improvements to the Expansion Premises and Existing Premises subject to the Lease, as amended.

11.                               Broker.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment other than Cushman & Wakefield of California, Inc., representing Landlord, and Colliers International, representing Tenant (collectively, the “Brokers”), and that they know of no real estate broker or agent who is entitled to a commission in connection with this Second Amendment.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation claimed against the beneficiary of the indemnity alleged to arise from or on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers.  The terms of this Section 11 shall survive the expiration or earlier termination of the Lease (as amended hereby).

12.                               Parking.

12.1                        In General.  Section 1.16 of the Office Lease and Section 8 of the First Amendment are hereby amended to provide that effective as of the Delivery Date and continuing throughout the New Term, Tenant shall be entitled to rent a total of up to One Hundred (100) unreserved parking passes in the Building parking facility on the terms set forth in Section 27.26 of the Office Lease.  Tenant may change the number of unreserved parking passes rented upon sixty (60) days prior written notice to Landlord, provided that in no event shall Tenant be entitled to rent more than One Hundred (100) unreserved valet parking passes.

12.2                        Bicycle Parking.  Landlord acknowledges that Tenant may use the portion of the Premises designated in Exhibit F (“Bicycle Parking Area”) for, among other things, bicycle parking.  Except in the event of an emergency, Landlord shall provide Tenant with reasonable access to the Bicycle Parking Area at all times during the Lease Term, as extended.

12.3                        Building’s Parking Facility.  It is contemplated that, at some time during the Lease Term, as hereby extended, Landlord and Tenant may (but neither shall be obligated to) enter into a separate written agreement (a “Parking Agreement”) pursuant to which Tenant would lease and operate the entirety of the Building’s parking facility, subject to and upon the terms and conditions negotiated by Landlord and Tenant and set forth in such Parking Agreement.  In the event Landlord and Tenant execute such Parking Agreement, then the terms and conditions of this Section 12, Section 8 of the First Amendment, and Section 27.26 of the Office Lease would be superseded by the terms and conditions of such Parking Agreement with respect to the rights and obligations of both Landlord and Tenant in connection with the Building’s parking facility.

13.                               After Hours Charge.  Landlord and Tenant hereby acknowledge and agree that the last sentence of Section 7.1(B) is deleted and replaced with the following:

“As of the New Term Rent Commencement Date, the hourly cost for HVAC supplied after Building Hours is Thirty-Five and 00/100 Dollars ($35.00) per hour.”

14.                               Signage.

14.1                        Main Lobby Building Signage.  Subject to Landlord’s prior written approval, in its sole discretion, and provided such sign is in keeping with the quality, design and style of the Building, Tenant, at its sole cost and expense, may install, maintain, replace and/or repair its custom signage in the main lobby of the Building (the “Lobby Signage”).

14.2                        External Signage.  Tenant shall be entitled, at Tenant’s sole cost and expense, to install, maintain, replace and/or repair certain signage on the exterior of the Building (the “Exterior Signage”).  All aspects of the Exterior Signage, including, but not limited to, quality, design, color, style, lighting, size and specifications, as applicable, shall be (i) subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, (ii) subject to Tenant obtaining the necessary government approval to construct the Exterior Signage, and (iii) in compliance with all applicable governmental laws, ordinances, rules, regulations, codes and approvals.  In connection with Section 14.2(ii), Landlord approves of the Exterior Signage as designated in Exhibit G (the “Landlord Approved Exterior Signage”). Consequently, Tenant shall be responsible, at its sole cost and expense, for obtaining all governmental approvals for Tenant’s Exterior Signage and shall provide written notice to Landlord of all hearings and meetings with any applicable governmental authority regarding Tenant’s applications or requests for governmental approvals not later than five (5) business days prior thereto.  Subject to the foregoing, upon request by Tenant from time to time, Landlord agrees (at no cost to Landlord) to reasonably cooperate with Tenant in connection with Tenant’s efforts to obtain all governmental approvals for Tenant’s Exterior Signage.  The rights contained in this Section 14.2 with respect to Tenant’s Exterior Signage shall be personal to the original Tenant named herein (the “Original Tenant”) and may only be exercised by the Original Tenant or a Permitted Transferee.

14.3                        Permitted Transferee’s Signs.  If the Lease is assigned to a Permitted Transferee, Tenant may change Tenant’s Exterior Signage to reflect the identity of Tenant’s successor, provided any replacement Lobby Signage and Exterior Signage shall be subject to Landlord’s approval, as provided herein.

14.4                        Removal of Signage.  Upon the expiration or earlier termination of the Lease, as amended, Tenant shall, at Tenant’s sole cost and expense, remove Tenant’s Lobby Signage and Exterior Signage from the Building and repair any damage resulting therefrom.  If Tenant fails to remove its Lobby Signage and/or Exterior Signage or repair such damage prior to the expiration or earlier termination of the Lease, as amended, Landlord may, but need not, do so with no liability to Tenant, and Tenant shall pay Landlord the cost thereof upon demand.

15.                               Right of First Offer.  The right of first offer set forth in Section 10 of the First Amendment is hereby deleted and without further force and effect.

16.                               Option Terms.

16.1                        Option Right.  Landlord hereby grants the Original Tenant two (2) options to extend the Lease Term for the entire Premises by a period of five (5) years (each an “Option Term”).  Such option shall be exercisable only by “Notice” (as that term is defined in Article XXIV of the Office Lease) delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, (i) Tenant is not then in default under the Lease, as amended (beyond the applicable notice and cure periods), (ii) Tenant has not been in default under the Lease, as amended (beyond the applicable notice and cure periods), more than once during the prior twelve (12) month period, (iii) Tenant has not been in default under the Lease, as amended (beyond the applicable notice and cure periods), more than three (3) times during the New Term, (iv) “Tenant's Working Capital” (as defined below) is no less than Seven Million and 00/100 Dollars ($7,000,000.00), as shown on “Tenant's Current Financial Statement” (as defined below); and (v) Tenant's cash and cash equivalents are equal to or greater than Twenty Million and 00/100 Dollars ($20,000,000.00) as shown on Tenant's Current Financial Statement.  For the purposes of this Second Amendment, Tenant's Working Capital shall be defined as Tenant's current assets less current liabilities (excluding deferred revenue) (“Tenant's Working Capital”) as shown on Tenant's Current Financial Statement.  For the purposes of this Second Amendment, Tenant's Current Financial Statement shall be defined as Tenant's most recent quarterly financial statements as filed with the U.S. Securities and Exchange Commission (or, if Tenant is not subject to or current with the reporting obligations under the Securities Exchange Act of 1934, then which financial statements shall relate to the period ending not more than 6 months prior to the date of determination, shall be prepared in accordance with generally accepted accounting principles, consistently applied, in a manner consistent with past practices) (“Tenant's Current Financial Statement”).  Upon the proper exercise of such option to extend, and provided that, as of the end of the then applicable Lease Term, (A) Tenant is not in default under the Lease, as amended (beyond the applicable notice and cure periods), (B) Tenant has not been in default under the Lease, as amended (beyond the applicable notice and cure periods) more than once during the prior twelve (12) month period, (C) Tenant has not been in default under the Lease, as amended (beyond the applicable notice and cure periods) more than three (3) times during the then applicable Lease Term, (D) Tenant’s Working Capital is no less than Seven Million and 00/100 Dollars ($7,000,000.00), as shown on Tenant's Current Financial Statement; and (E) Tenant's cash and cash equivalents are equal to or greater than Twenty Million and 00/100 Dollars ($20,000,000.00), as shown on Tenant's Current Financial Statement, then the then applicable Lease Term, as it applies to the entire Premises, shall be extended for a period of five (5) years.  The rights contained in this Section 16 shall only be exercised by the Original Tenant or its Permitted Transferee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in the Lease) so long as the Original Tenant or its Permitted Transferee is in occupancy of at least two (2) full floors of the Premises, whether or not such floors are contiguous (in other words, the Original Tenant or its Permitted Transferee shall be in occupancy of at least: (i) all of the rentable square feet of Suites 100 and 200; (ii) all of the rentable square feet of Suites 100 and 300; or (iii) all of the rentable square feet of Suites 200 and 300).

16.2                        Option Rent.  The Rent payable by Tenant during the applicable Option Term (the “Option Rent”) shall be equal to the “Market Rent,” as that term is defined in, and determined pursuant to, Exhibit C attached hereto; provided, however, that the Option Rent for each Lease Year during the Option Term, shall be equal to the amount set forth on a “Market Rate Schedule,” as that term is defined below.  The “Market Rate Schedule” shall be derived from the Market Rent for the Option Term as determined pursuant to Exhibit C, attached hereto, as follows:  (i) the Option Rent for the first Lease Year of the Option Term (“First Year Option Rent”) shall be equal to the sum of (a) the Market Rent, as determined pursuant to Exhibit C (which shall be inclusive of an adjustment for any Renewal Allowance to be provided to Tenant, as more particularly detailed in Section 3 of Exhibit C to this Second Amendment, but which the parties acknowledge will otherwise have been calculated on a “NNN” basis), and (b) the amount of Property Taxes and Operating Expenses applicable to the Premises, as reasonably determined by Landlord consistent with the other provisions of the Lease, as amended, for the calendar year in which the Option Term commences; provided, however, during each Option Term, the Base Year shall be reset to the calendar year during which the Option Term commences, and (ii) the Option Rent for each subsequent Lease Year shall increase annually over the First Year Option Rent as determined to be consistent with annual increases for Comparable Transactions.

16.3                        Exercise of Option.  The option contained in this Section 16 shall be exercised by Tenant, if at all, only in the manner set forth in this Section 16.  Tenant shall deliver notice (the “Exercise Notice”) to Landlord not more than fifteen (15) months nor less than twelve (12) months prior to the then scheduled expiration of the Lease Term, stating that Tenant is exercising its option.  Concurrently with such Exercise Notice, Tenant shall deliver to Landlord Tenant’s calculation of the Market Rent (the “Tenant’s Option Rent Calculation”).  Landlord shall deliver notice (the “Landlord Response Notice”) to Tenant on or before the date which is thirty (30) days after Landlord’s receipt of the Exercise Notice and Tenant’s Option Rent Calculation (the “Landlord Response Date”), stating that (A) Landlord is accepting Tenant’s Option Rent Calculation as the Market Rent, or (B) rejecting Tenant’s Option Rent Calculation and setting forth Landlord’s calculation of the Market Rent (the “Landlord’s Option Rent Calculation”).  Within ten (10) business days of its receipt of the Landlord Response Notice, Tenant may, at its option, accept the Market Rent contained in the Landlord’s Option Rent Calculation.  If Tenant does not affirmatively accept or Tenant rejects the Market Rent specified in the Landlord’s Option Rent Calculation, the parties shall follow the procedure set forth in Section 16.4 below, and the Market Rent shall be determined in accordance with the terms of Section 16.4 below.

16.4                        Determination of Market Rent.  In the event Tenant objects or is deemed to have objected to the Market Rent, Landlord and Tenant shall attempt to agree upon the Market Rent using reasonable good-faith efforts.  If Landlord and Tenant fail to reach agreement within sixty (60) days following Tenant’s objection or deemed objection to the Landlord’s Option Rent Calculation (the “Outside Agreement Date”), then, the Option Rent shall be determined by arbitration pursuant to the terms of this Section 16.4.  Each party shall make a separate determination of the Option Rent, within ten (10) days following the Outside Agreement Date, in such detail as such party shall deem appropriate, and such determinations shall be transmitted to the other party and submitted to arbitration in accordance with Section 16.4.1 through Section 16.4.4, below.  If a party fails to deliver such determination of Option Rent within the period set forth above, then the other party’s determination of Option Rent shall control and there shall be no reason to proceed with arbitration pursuant to this Section 16.4.

16.4.1              Landlord and Tenant shall each appoint one (1) arbitrator who shall by profession be a MAI appraiser, real estate broker, or real estate lawyer who shall have been active over the five (5) year period ending on the date of such appointment in the appraising and/or leasing of first class office properties in the vicinity of the Building.  The determination of the arbitrators shall be limited solely to the issue area of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 16.2 of this Second Amendment.  Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.  Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions (including an arbitrator who has previously represented Landlord and/or Tenant, as applicable).  The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”

16.4.2              The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that (i) neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly, or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance, and (ii) the Neutral Arbitrator cannot be someone who has represented Landlord and/or Tenant during the five (5) year period prior to such appointment.  The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

16.4.3              Within ten (10) days following the appointment of the Arbitrator, Landlord and Tenant shall enter into an arbitration agreement (the “Arbitration Agreement”) which shall set forth the following:

16.4.3.1                            Each of Landlord’s and Tenant’s best and final and binding determination of the Option Rent exchanged by the parties pursuant to Section 16.4, above;

16.4.3.2                            An agreement to be signed by the Neutral Arbitrator, the form of which agreement shall be attached as an exhibit to the Arbitration Agreement, whereby the Neutral Arbitrator shall agree to undertake the arbitration and render a decision in accordance with the terms of this Second Amendment, as modified by the Arbitration Agreement, and shall require the Neutral Arbitrator to demonstrate to the reasonable satisfaction of the parties that the Neutral Arbitrator has no conflicts of interest with either Landlord or Tenant;

16.4.3.3                            Instructions to be followed by the Neutral Arbitrator when conducting such arbitration;

16.4.3.4                            That Landlord and Tenant shall each have the right to submit to the Neutral Arbitrator (with a copy to the other party), on or before the date that occurs fifteen (15) days following the appointment of the Neutral Arbitrator, an advocate statement (and any other information such party deems relevant) prepared by or on behalf of Landlord or

Tenant, as the case may be, in support of Landlord’s or Tenant’s respective determination of Option Rent (the “Briefs”);

16.4.3.5                            That within five (5) business days following the exchange of Briefs, Landlord and Tenant shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party’s Brief (the “First Rebuttals”); provided, however, such First Rebuttals shall be limited to the facts and arguments raised in the other party’s Brief and shall identify clearly which argument or fact of the other party’s Brief is intended to be rebutted;

16.4.3.6                            That within five (5) business days following the parties’ receipt of each other’s First Rebuttal, Landlord and Tenant, as applicable, shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party’s First Rebuttal (the “Second Rebuttals”); provided, however, such Second Rebuttals shall be limited to the facts and arguments raised in the other party’s First Rebuttal and shall identify clearly which argument or fact of the other party’s First Rebuttal is intended to be rebutted;

16.4.3.7                            The date, time and location of the arbitration, which shall be mutually and reasonably agreed upon by Landlord and Tenant, taking into consideration the schedules of the Neutral Arbitrator, the Advocate Arbitrators, Landlord and Tenant, and each party’s applicable consultants, which date shall in any event be within forty-five (45) days following the appointment of the Neutral Arbitrator;

16.4.3.8                            That no discovery shall take place in connection with the arbitration, other than to verify the factual information that is presented by Landlord or Tenant;

16.4.3.9                            That the Neutral Arbitrator shall not be allowed to undertake an independent investigation or consider any factual information other than presented by Landlord or Tenant, except that the Neutral Arbitrator shall be permitted to visit the Building and the buildings containing the Comparable Transactions;

16.4.3.10                     The specific persons that shall be allowed to attend the arbitration;

16.4.3.11                     Tenant shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed three (3) hours (“Tenant’s Initial Statement”);

16.4.3.12                     Following Tenant’s Initial Statement, Landlord shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed three (3) hours (“Landlord’s Initial Statement”);

16.4.3.13                     Following Landlord’s Initial Statement, Tenant shall have up to two (2) additional hours to present additional arguments and/or to rebut the arguments of Tenant (“Tenant’s Rebuttal Statement”);

16.4.3.14                     Following Tenant’s Rebuttal Statement, Landlord shall have up to two (2) additional hours to present additional arguments and/or to rebut the arguments of Tenant (“Landlord’s Rebuttal Statement”);

16.4.3.15                     That, not later than ten (10) days after the date of the arbitration, the Neutral Arbitrator shall render a decision (the “Ruling”) indicating whether Landlord’s or Tenant’s submitted Option Rent is closer to the Option Rent;

16.4.3.16                     That following notification of the Ruling, Landlord’s or Tenant’s submitted Option Rent determination, whichever is selected by the Neutral Arbitrator as being closer to the Option Rent shall become the then applicable Option Rent;

16.4.3.17                     That the decision of the Neutral Arbitrator shall be binding on Landlord and Tenant; and

16.4.3.18                     If a date by which an event described in Section 16.4.3, above, is to occur falls on a weekend or a holiday, the date shall be deemed to be the next business day.

16.4.4              In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent, initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts due, and the appropriate party shall make any corresponding payment to the other party.

17.                               Dogs.

17.1                        In General.  Subject to the provisions of this Section 17, and such additional reasonable rules and regulations as may be promulgated by Landlord from time to time, provided that Tenant continues to lease all of the rentable area in the Building, Tenant shall be permitted to bring a reasonable number of domesticated, fully-vaccinated, dogs into the Building.  The afore-mentioned reasonable number of dogs shall, individually or collectively, be referred to herein as the “Tenant’s Dogs.”  Tenant’s Dogs shall be strictly controlled and supervised at all times by Tenant’s employees.  Tenant’s Dogs must be on leashes while in any area of the Building or outside of the Building, including, but not limited to, interior and exterior common area of the Building.  Tenant’s Dogs shall not be brought to the Building in the event such Tenant’s Dogs become ill or contract a disease that could potentially threaten the health or wellbeing of any tenant or occupant of the Building (which diseases may include, but shall not be limited to, rabies, leptospirosis and lyme disease).  Further, Tenant shall enact commercially reasonable policies such that any Tenant’s Dogs brought into the Building shall not be infested with fleas.  Tenant shall not permit any objectionable dog related noises or odors to emanate from the Premises, and in no event shall Tenant’s Dogs be at the Building overnight or for any extended period of time.  Tenant’s Dogs shall not bark excessively or otherwise create a nuisance at the Building.  All bodily waste generated by Tenant’s Dogs in or about the Building shall be promptly removed and disposed of in trash receptacles designated by Landlord, and any areas of the Building affected by such waste shall be cleaned and otherwise sanitized to a condition consistent with Landlord’s commercially reasonable standards applicable thereto.  Tenant’s Dogs shall not be permitted to enter the Building if Tenant’s Dogs previously exhibited dangerously aggressive behavior.  Tenant’s Dogs shall not interfere with Landlord’s employees, agents, contractors, licensees, invitees, or those having business in the Building.  Notwithstanding any provision to the contrary contained in this Second Amendment, Landlord shall have the unilateral right at any time to rescind Tenant’s right to have Tenant’s Dogs in the Premises, if in Landlord’s good faith determination Tenant’s Dogs are, in Landlord’s reasonable judgment, found to be a substantial nuisance to the Building (for purposes hereof, Tenant’s Dog may found to be a “substantial nuisance” if Tenant’s Dogs defecates in the Common Areas or damages or destroys property in the Building).

17.2                        Costs and Expenses.  Tenant shall pay to Landlord, within ten (10) business days after demand, all costs incurred or reasonably anticipated to be incurred by Landlord in connection with Tenant’s Dogs presence in the Building, including, but not limited to, insurance, janitorial, waste disposal, landscaping, signage, repair, administrative, and legal costs and expenses.

17.3                        Insurance; Indemnity.  Tenant shall cause the insurance policies required to be maintained by Tenant pursuant to Article X of the Office Lease (as amended in this Second Amendment by Section 21) to contain specific coverage for any claims arising from or in connection with Tenant’s Dogs in the Building, and Tenant shall provide Landlord with satisfactory evidence of such coverage within three (3) business days after Tenant’s receipt of a request therefor.  Without limiting the provisions of Article X of the Office Lease, Tenant hereby agrees to protect, defend, indemnify and hold Landlord and the other indemnitees, and each of them, harmless from and against any and all claims arising from or connected in any way with Tenant’s Dogs in the Building (except, with respect to any indemnitee, to the extent caused by the negligence or willful misconduct of such indemnitee and not covered by the insurance required to be carried by Tenant under this Second Amendment or except to the extent such limitation on liability is prohibited), including (i) all foreseeable and unforeseeable consequential damages, and (ii) any personal injuries or property damage.  The foregoing indemnity shall survive the expiration or earlier termination of the Lease (as amended).

17.4                        Rights Personal to Original Tenant.  Tenant’s right to bring Tenant’s Dogs into the Premises pursuant to this Section 17 is personal to the Original Tenant and any Permitted Transferee, and shall apply only so long as Tenant or such Permitted Transferee leases all of the rentable area in the Building.  If Tenant assigns the Lease to any party other than a Permitted Transferee, then upon such assignment, the right to bring Tenant’s Dogs into the Premises (or any portion thereof) shall simultaneously terminate and be of no further force or effect.  If Tenant subleases more than twenty-five percent (25%) of the Premises then the right to bring Tenant’s Dogs into the Premises (or any portion thereof) shall terminate effective as of the date of any such subleasing.

18.                               Rooftop Equipment.  In accordance with, and subject to, the terms and conditions set forth in Article IX of the Office Lease and this Section 18, Tenant shall have the right to use a reasonable amount and configuration of space on the roof of the Building (“Telecommunications Space”) in order to install and maintain, at Tenant’s sole cost and expense, one (1) or more satellite dishes and/or antennae on the roof of the Building (and reasonable equipment and cabling related thereto), for receiving of broadcasts (as opposed to the generation or transmission of any such broadcasts) and receiving and generation of signals in connection with the business conducted by Tenant from within the Premises (all such equipment is defined collectively as the “Telecommunications Equipment”).  Landlord makes no representations or warranties whatsoever with respect to the condition of the roof of the Building, or the fitness or suitability of the roof of the Building for the installation, maintenance and operation of the Telecommunications Equipment, including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from the Telecommunications Equipment and the presence of any interference with such signals whether emanating from the Building or otherwise.  The location, amount and configuration of the Telecommunications Space and the physical appearance, the size, and the weight of the Telecommunications Equipment shall be subject to Landlord’s reasonable approval, the location of any such installation of the Telecommunications Equipment shall be designated by Landlord subject to Tenant’s reasonable approval, and Landlord may require Tenant to install screening around such Telecommunications Equipment, at Tenant’s sole cost and expense, as reasonably required by applicable laws or as reasonably required by Landlord to screen such Telecommunications Equipment from view.  Tenant shall maintain such Telecommunications Equipment, as applicable, at Tenant’s sole cost and expense.  In the event Tenant elects to exercise its right to install the Telecommunications Equipment, then Tenant shall give Landlord prior notice thereof.  Tenant shall reimburse to Landlord the actual out of pocket costs reasonably incurred by Landlord in approving such Telecommunications Equipment.  Tenant shall remove such Telecommunications Equipment upon the expiration or earlier termination of the Lease as amended, or, in the event Tenant no longer occupies the Premises, then upon the termination of Tenant’s rights under this Section 18, and shall return the affected portion of the rooftop and the Building to the condition the rooftop and the Building would have been in had no such Telecommunications Equipment been installed (reasonable wear and tear and casualty excepted).  Such Telecommunications Equipment shall be installed pursuant to plans and specifications approved by Landlord (specifically including, without limitation, all mounting and waterproofing details), which approval will not be unreasonably withheld, conditioned, or delayed.  Notwithstanding any such review or approval by Landlord, Tenant shall remain solely liable for any damage to any portion of the roof or roof membrane, specifically including any penetrations, in connection with Tenant’s installation, use, maintenance and/or repair of such Telecommunications Equipment, and Landlord shall have no liability therewith.  Tenant shall obtain any and all necessary government approval to install the Telecommunications Equipment, and such Telecommunications Equipment shall, in all instances, comply with applicable laws.  Tenant shall not be entitled to license its Telecommunications Equipment to any unrelated third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Telecommunications Equipment by an unrelated third party.  Tenant’s right to install such Telecommunication Equipment shall be non-exclusive, and Tenant hereby expressly acknowledges Landlord’s continued right (i) to itself utilize any rooftop space, and (ii) to re-sell, license or lease any rooftop space to an unaffiliated third party; provided, however, such Landlord (or third-party) use shall not materially interfere with (or preclude the installation of) Tenant’s Telecommunications Equipment.

19.                               Subordination.  Although Landlord does not currently have financing on the Building, should Landlord obtain financing on the Building from a Mortgagee in the future, upon Tenant’s request and at Tenant’s sole cost, Landlord shall provide Tenant with a Subordination,

Non-Disturbance and Attornment Agreement on such Mortgagee’s then standard form, provided any such form shall provide that the Lease will be recognized after any foreclosure, and Tenant and its sublessees will not be disturbed in their respective occupancies under the Lease in the event of a foreclosure of any relevant mortgage.

20.                               Water Sensors.  In the event that Tenant sublets any portion of the Premises, or in the event that the Lease, as amended, terminates with respect to any portion of the Premises such that Tenant no longer leases and occupies all of the leasable space in the Building (collectively, the “Water Sensor Trigger”) then, upon occurrence of the Water Sensor Trigger, Tenant shall, at Tenant’s sole cost and expense, be responsible for promptly installing web-enabled wireless water leak sensor devices designed to alert the Tenant on a twenty-four (24) hour seven (7) day per week basis if a water leak is occurring in the Premises (which water sensor device(s) located in the Premises shall be referred to herein as “Water Sensors”).  Should a Water Sensor Trigger occur, then the Water Sensors shall be installed in any areas in the Premises where water is utilized (such as sinks, pipes, faucets, water heaters, coffee machines, ice machines, water dispensers and water fountains), and in locations that may be designated from time to time by Landlord (the “Sensor Areas”).  In connection with any Alterations affecting or relating to any Sensor Areas, Landlord may require Water Sensors to be installed or updated in Landlord’s sole and absolute discretion.  With respect to the installation of any such Water Sensors, Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor reasonably designated by Landlord, and comply with all of the other provisions of Article IX of the Office Lease.  Tenant shall, at Tenant’s sole cost and expense, pursuant to Article VIII of the Office Lease keep any Water Sensors located in the Premises (whether installed by Tenant or someone else) in good working order, repair and condition at all times during the Lease Term and comply with all of the other provisions of Article VIII of the Office Lease.  Notwithstanding any provision to the contrary contained herein, in the event that Tenant installs any Water Sensors in the Premises, Landlord has neither an obligation to monitor, repair or otherwise maintain the Water Sensors, nor an obligation to respond to any alerts it may receive from the Water Sensors or which may be generated from the Water Sensors.  In the event that Tenant installs any Water Sensors in the Premises, then upon the expiration of the Lease Term, or immediately following any earlier termination of the Lease, as amended, Landlord reserves the right to require Tenant, at Tenant’s sole cost and expense, to remove all Water Sensors installed by Tenant, and repair any damage caused by such removal; provided, however, if the Landlord does not require the Tenant to remove the Water Sensors as contemplated by the foregoing, then Tenant shall leave the Water Sensors in place together with all necessary user information such that the same may be used by a future occupant of the Premises (e.g., the water sensors shall be unblocked and ready for use by a third-party).  If Tenant is required to remove the Water Sensors pursuant to the foregoing and Tenant fails to complete such removal and/or fails to repair any damage caused by the removal of any Water Sensors, Landlord may do so and may charge the cost thereof to Tenant.

21.                               Indemnification and Insurance.  Landlord and Tenant hereby agree that Article X of the Office Lease is hereby deleted in its entirety and replaced with the following:

“10.1                  Indemnification and Waiver.  Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever other than the negligence or willful misconduct of Landlord and its agents, subject, however to Section 10.3.2.4 below, and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant unless arising from the negligence or willful misconduct of Landlord and its agents, subject, however to Section 10.3.2.4 below.  Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from and against any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from:  (a) any causes in, on or about the Premises, other than the negligence or willful misconduct of Landlord and its agents, subject, however to Section 10.3.2.4 below; (b) the use or occupancy of the Premises by Tenant or any person claiming under Tenant; (c) any activity, work, or thing done, or permitted or suffered by Tenant in or about the Premises; (d) any acts, omission, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person, in, on or about the Building (collectively, “Tenant Parties”); (e) any breach, violation, or non-performance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or any such person of any law, ordinance, or governmental requirement of any kind; (f) any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Premises under the express or implied invitation of Tenant; or (g) the placement of any personal property or other items within the Premises.  Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises covered by the foregoing indemnity, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees.  Further, Tenant’s agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant’s indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease.  The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2                        Tenant’s Compliance With Landlord’s Fire and Casualty Insurance.  Tenant shall, at Tenant’s expense, comply with Landlord’s insurance company reasonable requirements pertaining to the use of the Premises of which Tenant is advised in writing.  If Tenant’s conduct or use of the Premises causes any increase in the premium for any insurance policies then Tenant shall reimburse Landlord for any such increase, within thirty (30) days after written notice from Landlord provided such notice will identify the conduct or use causing the increase and provide further liability for such increased cost will cease at the time if Tenant discontinues the relevant conduct or use. Tenant, at Tenant’s expense, shall comply in all material respects with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3        Tenant’s Insurance.  Throughout the Lease Term, Tenant shall maintain the following coverages in the following amounts.  The required evidence of coverage must be delivered to Landlord on or before the date required under Section 10.4(I) sub-sections (x) and (y), or Section 10.4(II) below (as applicable).  Such policies shall be for a term of at least one (1) year, or the length of the remaining term of this Lease, whichever is less.

10.3.1     Commercial General Liability Insurance, including Broad Form contractual liability covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) based upon or arising out of Tenant’s operations, occupancy or maintenance of the Building and all areas appurtenant thereto.  Such insurance shall be written on an “occurrence” basis.  Landlord and any other party the Landlord so specifies in a writing addressed to Tenant requesting that such party be added as an additional insured party, that has a material financial interest in the Building, including Landlord’s managing agent, ground lessor and/or lender, if any, shall be named as additional insureds as their interests may appear using Insurance Service Organization’s form CG2011 or a comparable form approved by Landlord.  Tenant shall provide an endorsement or policy excerpt showing that Tenant’s coverage is primary and any insurance carried by Landlord shall be excess and non-contributing.  The coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire.  The policy shall not contain any intra-insured exclusions as between insured persons or organizations.  This policy shall include coverage for all liabilities assumed under this Lease as an insured contract for the performance of all of Tenant’s indemnity obligations under this Lease.  The limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder.  Limits of liability insurance shall not be less than the following; provided, however, such limits may be achieved through the use of an Umbrella/Excess Policy:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence

Personal Injury and Advertising Liability	$5,000,000 each occurrence

Tenant Legal Liability/Damage to Rented Premises Liability	$1,000,000.00

10.3.2     Property Insurance covering (i) all office furniture, personal property, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s business personal property on the Premises installed by, for, or at the expense of Tenant, (ii) the Improvements, and any other leasehold improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all Alterations performed in the Premises.  Such insurance shall be written on a Special Form basis, for the full replacement cost value (subject to reasonable deductible amounts), without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for (a) all perils included in the CP 10 30 04 02 Coverage Special Form, (b) water damage from any cause whatsoever, including, but not limited to, sprinkler leakage, bursting, leaking or stoppage of any pipes, explosion, and backup or overflow from sewers or drains, and (c) intentionally omitted.

10.3.2.1      Intentionally Omitted.

10.3.2.2      Property Damage.  Tenant shall use the proceeds from Tenant’s insurance for the replacement of personal property, trade fixtures, Improvements, Original Improvements and Alterations, unless this Lease is terminated under Article XI, in which case Tenant will not be required to use such proceeds for restoration.

10.3.2.3      No Representation of Adequate Coverage.  Landlord makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Tenant’s property, business operations or obligations under this Lease.

10.3.2.4      Property Insurance Subrogation.  Landlord and Tenant intend that their respective property loss risks shall be borne by insurance carriers to the extent above provided (and, in the case of Tenant, by an insurance carrier satisfying the requirements of Section 10.4(i) below), and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder.  The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers.  Landlord and Tenant hereby represent and warrant that their respective “all risk” property insurance policies include a waiver of (i) subrogation by the insurers, and (ii) all rights based upon an assignment from its insured, against Landlord and/or any of the Landlord Parties or Tenant and/or any of the Tenant Parties (as the case may be) in connection with any property loss risk thereby insured against.  Tenant will cause all subtenants and licensees of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this Section 10.3.2.4 and to obtain such waiver of subrogation rights endorsements.  If either party hereto fails to maintain the waivers set forth in items (i) and (ii) above, the party not maintaining the requisite waivers shall indemnify, defend, protect, and hold harmless the other party for, from and against any and all claims, losses, costs, damages, expenses and liabilities (including, without limitation, court costs and reasonable attorneys’ fees) arising out of, resulting from, or relating to, such failure.

10.3.3     Business Income Interruption for one year (1) plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.

10.3.4     Worker’s Compensation or other similar insurance pursuant to all applicable state and local statutes and regulations, and Employer’s Liability with minimum limits of not less than $1,000,000 each accident/employee/disease.

10.3.5     Commercial Automobile Liability Insurance covering all Owned (if any), Hired, or Non-owned vehicles with limits not less than $1,000,000 combined single limit for bodily injury and property damage.

10.4        Form of Policies.  The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease.  Such insurance shall (i) be issued by an insurance company having an AM Best rating of not less than A-/VII (or to the extent AM Best ratings are no longer available, then a similar rating from another comparable rating agency), or which is otherwise acceptable to Landlord and licensed to do business in the State of California, (ii) be in form and content reasonably acceptable to Landlord and complying with the requirements of Section 10.3 (including, Sections 10.3.1 through 10.3.5), (iii) Tenant shall not do or permit to be done anything which invalidates the required insurance policies, and (iv) provide that said insurance shall not be canceled or coverage changed unless twenty (20) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord, the identity of whom has been provided to Tenant in writing.  Tenant shall deliver said policy or policies or certificates thereof and applicable endorsements which meet the requirements of this Article 10 to Landlord on or before (I) the earlier to occur of:  (x) the Lease Commencement Date, and (y) the date Tenant and/or its employees, contractors and/or agents first enter the Premises for occupancy, construction of improvements, alterations, or any other move-in activities, and (II) five (5) business days after the renewal of such policies.  In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates and applicable endorsements, Landlord may, at its option, after written notice to Tenant and Tenant’s failure to obtain such insurance within five (5) business days thereafter, procure such policies for the account of Tenant and the sole benefit of Landlord, and the cost thereof shall be paid to Landlord after delivery to Tenant of bills therefor.

10.5        Additional Insurance Obligations.  Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, provided any insurance requested hereunder shall not exceed the amount and type of insurance required by landlords of Comparable Buildings.

10.6        Third-Party Contractors.  Tenant shall obtain and deliver to Landlord, Third Party Contractor’s certificates of insurance and applicable endorsements at least seven (7) business days prior to the commencement of work in or about the Premises by any vendor or any other third-party contractor (collectively, a “Third Party Contractor”).  All such insurance shall (a) name Landlord as an additional insured under such party’s liability policies as required by Section 10.3.1 above and this Section 10.6, (b) provide a waiver of subrogation in favor of Landlord under such Third Party Contractor’s commercial general liability insurance, (c) be primary and any insurance carried by Landlord shall be excess and non-contributing, and (d) comply with Landlord’s minimum insurance requirements.”

22.          Letter of Credit.

22.1        Landlord and Tenant hereby agree that Section 1.10 and Article V of the Office Lease are hereby deleted in their entirety and any references in the Office Lease to the L-C or the Security Deposit shall refer to the L-C or Cash Security Deposit (as those terms are defined in this Second Amendment), as the context requires.  Landlord and Tenant acknowledge that Landlord is currently holding a letter of credit (Irrevocable Standby Letter of Credit No. SVBSF005146), dated March 12, 2008, as amended, issued by Silicon Valley Bank in the current amount of Six Hundred Forty-Two Thousand Five Hundred Eighty-Eight and 80/100 Dollars ($642,588.80) (the “Existing L-C”).  Landlord and Tenant further acknowledge Tenant shall deliver to Landlord, within seven (7) business days after Tenant’s execution of this Second Amendment, an unconditional, clean, irrevocable letter of credit (the “L-C”) in the amount set forth in Section 22.3 below (the “L-C Amount”).  Until the L-C is delivered, Landlord shall continue to hold the Existing L-C and the terms of this Section 22 shall apply as though the Existing L-C were the L-C hereunder; provided, however, Tenant’s failure to timely deliver the L-C (in the form of either a new letter of credit or an amendment to the Existing L-C) shall constitute a breach by Tenant under the Lease, as amended.  The L-C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local San Francisco/Bay Area office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the “Bank”), which Bank must have a short term Fitch Rating which is not less than “F1”, and a long term Fitch Rating which is not less than “A”(or in the event such Fitch Ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be in the form of Exhibit E, attached hereto or otherwise acceptable to Landlord in its sole and absolute discretion.  Landlord hereby agrees to accept the form of the Existing L-C; provided that, as condition to such acceptance, within seven (7) business days after Tenant’s execution of this Second Amendment, Tenant shall deliver to Landlord an amendment to the Existing L-C (x) extending the final expiration date of the Existing L-C to the “L-C Expiration Date” as defined below (and in such case, the Existing L-C held by Landlord under the Lease, as amended, shall constitute the L-C), and (y) adding as alternative statements which may be made by Landlord in its certification under item 3 of the Existing L-C the following:

“OR

(D.)         “THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASE, OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE,  HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD                IN ACCORDANCE WITH THE TERMS OF THE LEASE, OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, OR THE TERMINATION OF SUCH LEASE, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING.”

OR

(E.)          “THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF THE LETTER OF CREDIT AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION OR THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THE LEASE, WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

(F.)          “THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF THE LETTER OF CREDIT AS THE RESULT OF THE REJECTION, OR DEEMED

REJECTION, OF THE LEASE, UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE.”

Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C.  The L-C shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, through and including the date (the “L-C Expiration Date”) that is no less than one hundred twenty (120) days after the expiration of the Lease Term as the same may be extended (for purposes of delivery of the L-C within seven (7) business days after Tenant’s execution of this Second Amendment, the L-C Expiration Date shall be assumed to be June 28, 2019; provided that, within two (2) years after the occurrence of the New Term Rent Commencement Date, Tenant shall deliver to Landlord an amendment to the L-C revising the L-C Expiration Date, if necessary to reflect a date that is no less than one hundred twenty (120) days after the actual expiration of the Lease Term, as extended), and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590.  Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable:  (A) such amount is due to Landlord under the terms and conditions of the Lease, as amended, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Lease, as amended, has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code, or (E) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date, or (F) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (G) Tenant executes an assignment for the benefit of creditors, or (H) if (1) any of the Bank’s Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with either cash in the amount of the L-C Amount (pursuant to Section 22.9) below) or a replacement letter of credit, conforming in all respects to the requirements of this Section 22 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 22.1 above), in the amount of the applicable L-C Amount, within ten (10) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in the Lease, as amended, to the contrary) (each of the foregoing being an “L-C Draw Event”).  The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C.  In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements of this Section 22, and, within ten (10) business days following Landlord’s notice to Tenant of such receivership or conservatorship (the

“L-C FDIC Replacement Notice”), Tenant shall either provide Landlord with cash in the amount of the L-C Amount (pursuant to Section 22.9 below) or replace such L-C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank’s Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Section 22.  If Tenant fails either to provide such cash or to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 18.1, then, notwithstanding anything in this Second Amendment or the Lease, as amended, to the contrary, Landlord shall have the right to declare Tenant in default of the Lease, as amended, for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) business day period).  Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section 22.1 or is otherwise requested by Tenant.  In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s sole and absolute discretion, and the attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) business days after billing.

22.2        Tenant hereby acknowledges and agrees that Landlord is entering into this Second Amendment in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event.  In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L-C Draw Event under Section 22.1(H) above), draw upon the L-C, in part or in whole, to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default of the Lease, as amended, or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of the Lease, as amended, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.  The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by the Lease, as amended, or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.  Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C.  No condition or term of the Lease, as amended, shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner.  Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the

L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

22.3        L-C Amount; Maintenance of L-C by Tenant.

22.3.1     L-C Amount.  The L-C Amount shall be Six Hundred Forty-Two Thousand Five Hundred Eighty-Eight and 80/100 Dollars ($642,588.80).

22.3.2     In General.  If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) business days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Section 22, and if Tenant fails to comply with the foregoing, the same shall be subject to the terms of Section 22.3.3 below.  Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.  Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than sixty (60) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion.  If Tenant exercises its option to extend the Lease Term pursuant to Section 16 of this Second Amendment then, not later than one hundred twenty (120) days prior to the commencement of the Option Term, Tenant shall deliver to Landlord a new L-C or certificate of renewal, extension, or amendment evidencing the L-C Expiration Date as one hundred twenty (120) days after the expiration of the Option Term.  However, if the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Section 22, Landlord shall have the right to (x) present the L-C to the Bank in accordance with the terms of this Section 22, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under the Lease, as amended, that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under the Lease, as amended.  In the event Landlord elects to exercise its rights under the foregoing item (x), (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by, or on behalf of, Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under the Lease, as amended, that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under the Lease, as amended; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under the Lease, as amended, have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

22.4        Transfer and Encumbrance.  The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to the Lease, amended.  In the event of a transfer of Landlord’s interest in under the Lease, as amended, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor arising after the date of such transfer, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord.  In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith; provided that, Landlord shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Tenant, in which case Tenant shall reimburse Landlord within ten (10) business days after Tenant’s receipt of an invoice from Landlord therefor.

22.5        L-C Not a Security Deposit.  Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws.  Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 22 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant’s breach of the Lease, as amended, including any damages Landlord suffers following termination of the Lease, as amended, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, as amended, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.

22.6        Non-Interference By Tenant.  Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the L-C.  No condition or term of Lease, as amended, shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner.  Tenant shall not request or instruct the Bank of any L-C to refrain from paying sight draft(s) drawn under such L-C.

22.7        Waiver of Certain Relief.  Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L-C:

22.7.1     A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under any L-C or the Bank’s honoring or payment of sight draft(s); or

22.7.2     Any attachment, garnishment, or levy in any manner upon either the proceeds of any L-C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L-C) based on any theory whatever.

22.8        Remedy for Improper Drafts.  Tenant’s sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L-C shall be the right to obtain from Landlord a refund of the amount of any sight drafts that were improperly presented or the proceeds of which were misapplied, together with interest at the Interest Rate (as defined below) and reasonable actual out-of-pocket attorneys’ fees, provided that at the time of such refund, Tenant increases the amount of such L-C to the amount (if any) then required under the applicable provisions of Lease, as amended.  Tenant acknowledges that the presentment of sight drafts drawn under any L-C, or the Bank’s payment of sight drafts drawn under such L-C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor.  In the event Tenant shall be entitled to a refund as aforesaid during any period prior to the date this Lease is terminated, and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof together with interest thereon at the Interest Rate from the next installment of Base Rent, provided that the foregoing shall not be deemed to limit the right of Tenant to recover such amount from Landlord if the Lease has been terminated.  For purposes of this Section 22, the “Interest Rate” shall be an annual rate equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published), plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

22.9        Effect of Delivery of Cash.  Provided that Tenant is not in default of the Lease, as hereby amended, then Tenant shall have a one (1)-time right to deliver to Landlord, a cash security deposit in an amount equal to the L-C Amount in substitution of the L-C then held by Landlord hereunder (“Cash Security Deposit”) and such Cash Security Deposit shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of its obligations under this Lease, as hereby amended, on the terms and conditions below:

If Tenant defaults with respect to any provisions of the Lease, as amended, including, but not limited to, the provisions relating to the payment of

Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Cash Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Cash Security Deposit to its original amount.  Any unapplied portion of the Cash Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term.  Tenant shall not be entitled to any interest on the Cash Security Deposit.  Tenant hereby irrevocably waives and relinquishes any and all rights, benefits, or protections, if any, Tenant now has, or in the future may have, under Section 1950.7 of the California Civil Code, any successor statute, and all other provisions of law, now or hereafter in effect, including, but not limited to, any provision of law which (i) establishes the time frame by which a landlord must refund a security deposit under a lease, or (ii) provides that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant, or to clean the subject premises.  Tenant acknowledges and agrees that (A) any statutory time frames for the return of a security deposit are superseded by the express period identified in this Section 23.9, above, and (B) rather than be so limited, Landlord may claim from the Cash Security Deposit (i) any and all sums expressly identified in this Section 23.9, above, and (ii) any additional sums reasonably necessary to compensate Landlord for any and all losses or damages caused by Tenant’s default of the Lease, as hereby amended, including, but not limited to, all damages or rent due upon termination of the Lease, as hereby amended, pursuant to Section 1951.2 of the California Civil Code.

Notwithstanding the foregoing, Landlord and Tenant hereby acknowledge that in the event Tenant delivers the Cash Security Deposit to Landlord pursuant to this Section 23.9, then Landlord shall return any L-C hereunder to Tenant within one hundred twenty (120) days after Landlord’s receipt of the Cash Security Deposit, but in no event shall Landlord be required to return such L-C to Tenant less than ninety-one (91) days after receipt of the Cash Security Deposit.

23.          No Further Modification; Conflict.  Except as set forth in this Second Amendment, all of the terms and provisions of the Lease are hereby ratified and confirmed and shall apply with respect to the Expansion Premises and shall remain unmodified and in full force and effect.  In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Second Amendment, the terms and conditions of this Second Amendment shall prevail.

[Signature page immediately follows.]

IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

“LANDLORD”	KILROY REALTY, L.P.,
a Delaware limited partnership

	By:	Kilroy Realty Corporation,
a Maryland corporation,
General Partner

		By:	/s/ Jeffrey G. Hawken
		Name:	Jeffrey G. Hawken
		Its:	Executive Vice President
Chief Operating Officer

		By:	/s/ Nadine K. Kirk
		Name:	Nadine K. Kirk
		Its:	Senior Vice President
Legal Administration

“TENANT”	SPLUNK INC.,
a Delaware corporation

		By:	/s/ Doug Harr
		Name:	Doug Harr
		Its:	CIO

		By:	/s/ Dave Conte
		Name:	Dave Conte
		Its:	CFO

EXHIBIT A

250 BRANNAN STREET

OUTLINE OF EXISTING PREMISES

SUITE 200

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EXHIBIT A-1

250 BRANNAN STREET

OUTLINE OF EXISTING PREMISES

SUITE 100

1

EXHIBIT A-2

250 BRANNAN STREET

OUTLINE OF EXPANSION PREMISES

SUITE 300

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EXHIBIT B

250 BRANNAN STREET

WORK LETTER

This Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Expansion Premises.  All references in this Work Letter to Sections of “the Amendment” shall mean the relevant portions of Sections 1 through 23 of the Second Amendment to which this Work Letter is attached as Exhibit B.  All references in this Work Letter to Sections of “the Lease” shall mean the relevant portions of Articles I through XXVII of the Office Lease or Sections 1 through 12 of the First Amendment, each as amended.  All references in this Work Letter to Sections of “this Work Letter” shall mean the relevant portions of Sections 1 through 5 of this Work Letter.  “Work” shall refer to any work of improvement to be performed by Tenant contemplated in this Work Letter.  Other capitalized terms used in this Work Letter and not defined herein shall have the meaning ascribed in the Lease, as amended.

SECTION 1

DELIVERY OF THE PREMISES AND BASE BUILDING

Upon the full execution and delivery of this Amendment by Landlord and Tenant, Landlord shall deliver the Expansion Premises and the “Base Building,” as that term is defined below, to Tenant, and Tenant shall accept the Expansion Premises and Base Building from Landlord in their presently existing, “as-is” condition (provided that the personal property of any prior tenant shall be removed from the Expansion Premises prior to the Delivery Date).  The “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises is located.

SECTION 2

IMPROVEMENTS

2.1          Improvement Allowance.  Tenant shall be entitled to an improvement allowance in the amount of One Million Seven Hundred Seven Thousand Three Hundred Forty-Four ($1,707,344.00) (the “Expansion Improvement Allowance”) for costs relating to the design and construction of the improvements to the Premises (the “Expansion Improvements”) (which, the parties acknowledge shall not include Tenant’s furniture and personal property), including without limitation, such portion of the Premises outside the Expansion Premises, as Tenant may elect to improve.  The Expansion Improvement Allowance may also be used to make improvements to the Common Area and Building (including, without limitation, as described hereinbelow in this Section 2) to the extent specifically contemplated in the Amendment, subject to any approval or other standards set forth in the Amendment, and such improvements shall be subject to all of the requirements contained in this Work Letter applicable to the Expansion Improvements.

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In addition to the Improvement Allowance, Landlord shall provide Tenant with an additional allowance in an amount not to exceed Twenty-Four Thousand Six Hundred and 00/100 Dollars ($24,600.00) (the “Lobby Allowance”) payable by Landlord to Tenant upon Tenant’s written request, which Lobby Allowance shall be used only for the soft and hard costs incurred by Tenant to modify/remodel the Building’s lobby pursuant to and in accordance with the “Construction Drawings,” as that term is defined in Section 3.1 of this Work Letter, approved by Landlord in accordance with the terms and conditions of this Work Letter.  Any unused portion of the Lobby Allowance that Tenant has not timely and properly requested that Landlord disburse as of the first anniversary of the Delivery Date, shall remain the property of Landlord and Tenant shall have no further right thereto.

In addition to the Improvement Allowance and the Lobby Allowance, Landlord shall provide Tenant with an additional allowance in an amount not to exceed Nine Thousand Five Hundred and 00/100 ($9,500.00) (the “Security Allowance”) payable by Landlord to Tenant upon Tenant’s written request, which Security Allowance shall be used only for the soft and hard costs incurred by Tenant to install security cameras within the interior and exterior of the Building access control systems in the Building, all pursuant to and in accordance with the Construction Drawings, approved by Landlord in accordance with the terms and conditions of this Work Letter.  Any unused portion of the Security Allowance that Tenant has not timely and properly requested that Landlord disburse as of the first anniversary of the Delivery Date, shall remain the property of Landlord and Tenant shall have no further right thereto.

In addition to the Improvement Allowance, the Lobby Allowance, and the Security Allowance, Landlord shall provide Tenant with an additional allowance in an amount not to exceed Eight Thousand Two Hundred and 00/100 ($8,200.00) (the “Suite 300 ADA Allowance”) payable by Landlord to Tenant upon Tenant’s written request, which Suite 300 ADA Allowance shall be used only for the soft and hard costs incurred by Tenant (in connection with the construction of the Improvements) to ensure that the Base Building serving Suite 300 is fully compliant with any applicable requirements of any applicable handicapped access laws pursuant to and in accordance with the Construction Drawings, approved by Landlord in accordance with the terms and conditions of this Work Letter.  Any unused portion of the Suite 300 ADA Allowance that Tenant has not timely and properly requested that Landlord disburse as of the first anniversary of the Delivery Date, shall remain the property of Landlord and Tenant shall have no further right thereto.  The Expansion Improvement Allowance, the Lobby Allowance, the Security Allowance, and the Suite 300 ADA Allowance shall be referred to herein, each individually and collectively as the context requires, as the “Improvement Allowance,” and the improvements to be constructed with all or a portion of the Improvement Allowance are collectively referred to herein as the “Improvements.”

In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in the event that Tenant fails to pay any portion of the “Over-Allowance Amount,” as defined and required in Section 4.2.1 of this Work Letter, nor shall Landlord be obligated to pay a total amount to reimburse Tenant for the cost of any Improvements that exceeds the Improvement Allowance applicable thereto.  Notwithstanding the foregoing or any contrary provision of the Lease, as amended, except as otherwise provided in Section 3.2 of this Work Letter, the Improvements shall be deemed Landlord’s property under the terms of the Lease, as amended.  Any unused portion of the Improvement Allowance that Tenant has not timely and

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properly requested that Landlord disburse as of the first anniversary of the Delivery Date, shall remain the property of Landlord and Tenant shall have no further right thereto.  Without limiting the foregoing, Tenant and Landlord contemplate that the Improvements to the Premises and Building listed in Schedule X will be included in the Final Plans and Final Working Drawings.

2.2          Disbursement of the Improvement Allowance.

2.2.1       Improvement Allowance Items.  Except as otherwise set forth in this Work Letter, the Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to the disbursement process described in this Work Letter, including, without limitation, Landlord’s receipt of invoices for all costs and fees described herein) only for the following items and costs (collectively the “Improvement Allowance Items”):

2.2.1.1                    Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Work Letter, which fees shall, notwithstanding anything to the contrary contained in this Work Letter, not exceed an aggregate amount equal to Two and 50/100 Dollars ($2.50) per rentable square foot of the Premises, and payment of the reasonable fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Work Letter;

2.2.1.2                    The payment of plan check, permit and license fees relating to construction of the Improvements;

2.2.1.3                    The cost of construction of the Improvements, including, without limitation, Tenant’s testing and inspection costs, hoisting and trash removal costs at the rate customarily charged by Landlord for such additional services, and contractors’ fees and general conditions incurred by Tenant under the Contract (as defined below);

2.2.1.4                    The cost of any changes in the Base Building when such changes are required by the Construction Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred by Tenant in connection therewith;

2.2.1.5                    The cost of any changes to the Construction Drawings or Improvements required by all applicable building codes (the “Code”);

2.2.1.6                    The cost of the “Coordination Fee,” as that term is defined in Section 4.2.2.1 of this Work Letter; and

2.2.1.7                    Sales and use taxes.

2.2.2       Disbursement of Improvement Allowance.  During the construction of the Improvements, Landlord shall make monthly disbursements of the Improvement Allowance for Improvement Allowance Items and shall authorize the release of monies as follows.

2.2.2.1    Monthly Disbursements.  On or before a day of each calendar month, as mutually agreed upon by Tenant and Landlord and designated to be the disbursement

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date (but no less than once per month), during the construction of the Improvements, Tenant shall deliver to Landlord:  (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1.1 of this Work Letter, approved by Tenant, in a form to be provided by Landlord and reasonably customary for such requests, showing the schedule, by trade, of percentage of completion of the Improvements, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Work Letter, for labor rendered and materials delivered in connection with the Improvements; (iii) executed mechanic’s lien releases from all of Tenant’s Agents, which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 and 8138; and (iv) all other information reasonably requested by Landlord.  Tenant’s request for payment shall be deemed, as between Landlord and Tenant, Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request.  Thereafter, Landlord shall, within thirty (30) days after the date of any such request, deliver a check to Tenant in payment of the lesser of:  (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a retention equal to ten percent (10%) of the total amount requested by Tenant for the relevant month (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Improvement Allowance (not including the Final Retention), provided that (x) Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings,” as that term is defined in Section 3.4 below, or due to any work that Landlord asserts is below the quality standard required under the Lease, as amended, or the Work Letter, or for any other reason permitted under this Work Letter, (y) Landlord shall, within the time period provided herein, pay any approved portion of the relevant request and only withhold payment for disputed items, and (z) Landlord shall deliver a writing to Tenant that states the amount of any disbursement request that is disapproved, and specifies the reason for any disapproval.  Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2    Final Retention.  Subject to the provisions of this Work Letter, a check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of each Phase (as defined herein) of the Improvements, provided that (i) Tenant delivers to Landlord properly executed mechanic’s lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138, (ii) Landlord has reasonably determined that no work exists that is below the quality standard required under the Lease or Work Letter, or which materially adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building (subject to the provision of the Lease regarding Tenant’s signage and the Telecommunications Equipment), and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements has been substantially completed.  If the Improvements are phased as permitted herein, then the Final Retention applicable to the relevant Phase will be disbursed when the above conditions are completed with respect to the relevant Phase.

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2.2.2.3    Other Terms.  Landlord shall only be obligated to make disbursements from the Improvement Allowance to the extent costs are incurred by Tenant for Improvement Allowance Items pursuant to Section 2.1 hereof.

2.3          Building Standards.  Landlord has established specifications for certain Building standard components to be used in the construction of the Improvements, which specifications are attached to the First Amendment as Schedule X (collectively, the “Building Standard Documents”).  The quality of Improvements shall be equal to or of greater quality than the quality specified in the Building Standard Documents.  Landlord may make reasonable changes to the Building Standard Documents from time to time, and shall promptly communicate such changes in writing to Tenant, and Tenant will comply with any changes if; (a) such changes do not require a change to any Approved Working Drawings; (b) such changes do not increase the cost of the Improvements from the cost under the Building Standard Documents prior to the change, and does not require Tenant to incur any other additional costs, such as cancellation fees, change order fees or additional Landlord fees or costs; and (c) any such change does not result in a delay in completion of the Improvements.

2.4          Water Sensors.  In connection with the construction of the Improvements pursuant to the terms of this Work Letter, Tenant shall, at Tenant’s sole cost and expense (which may be deducted from the Improvement Allowance in accordance with the provisions of Section 2.2 of this Work Letter), install Water Sensors (as more particularly contemplated by the terms of Section 20 of this Amendment), with respect to any shower that Tenant installs in the Premises as part of the Improvements and as provided in the Final Plan (which shall be approved by Landlord), whether or not the Water Sensor Trigger occurs.  The Water Sensors so installed by Tenant shall be subject to the terms and conditions set forth in Section 20 of this Amendment.

SECTION 3

CONSTRUCTION DRAWINGS

3.1          Selection of Architect/Construction Drawings.  Tenant shall retain an architect/space planner reasonably approved in advance by Landlord (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1.  Tenant shall retain the engineering consultants reasonably approved in advance by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing and HVAC work in the Premises or the Building, which work is not part of the Base Building.  The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.”  All Construction Drawings shall be subject to Landlord’s reasonable approval.  Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building Plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.  Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for Landlord’s sole purpose and shall not imply Landlord’s review of the same for the benefit of any other person, including, without limitation, Tenant, Architect, or Contractor, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.  Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants,

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and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in the Lease shall specifically apply to the Construction Drawings.

3.2          Final Plan.  Tenant shall supply Landlord with four (4) hard copies signed by Tenant of its final plan, along with other renderings or illustrations reasonably required by Landlord, to allow Landlord to understand Tenant’s design intent, for the Improvements before any architectural working drawings or engineering drawings have been commenced, and concurrently with Tenant’s delivery of such hard copy, Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such final plan.  The final plan (the “Final Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and fixtures to be contained therein.  Tenant shall have the right to install one or more showers in mutually acceptable locations within the Building, which right shall be subject to Landlord’s restoration rights contained in Section 9.4 of the Office Lease and this Section 3.2.  Further, Tenant shall have the right to install a kitchen to be located on the third floor of the Building, which right shall be subject to Landlord’s restoration rights contained in Section 9.4 of the Office Lease and this Section 3.2.  Landlord may request clarification or more specific drawings for special use items not included in the Final Plan to the extent the Final Plan does not, in Landlord’s judgment, fully describe such items in reasonable detail.  Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Plan if the same is unsatisfactory or incomplete in any respect in Landlord’s reasonable judgment, provided Landlord will specify any objections in writing and in reasonable detail.  If Tenant is so advised, Tenant shall promptly cause the Final Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, and Landlord thereafter will have five (5) business days after each revised draft is delivered to Landlord to respond with any further reasonable objections, provided all objections will be specified in writing and in reasonable detail.  Notwithstanding any term or provision to the contrary contained in Section 9.4 of the Office Lease, in connection with the review of the Final Plan, Landlord shall have the right to designate in writing any non-standard office improvements (including without limitation, any showers or kitchen to be installed in the Premises) that Tenant shall be required to remove at the end of the Lease Term, as extended, in which case, the third sentence of Section 9.4 shall apply to the removal of such non-standard office improvements as if the same were Alterations; provided, however, if Landlord fails to so designate any such improvements for removal by Tenant, then Tenant shall have no obligation to remove such improvements at the end of the Lease Term, as extended.

3.3          Final Working Drawings.  After the Final Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) in the manner as set forth below.  Upon the approval of the Final Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Improvements, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working

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drawings in a form which is complete to allow subcontractors to complete the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s reasonable approval.  Tenant shall supply Landlord with four (4) hard copies signed by Tenant of the Final Working Drawings, and concurrently with Tenant’s delivery of such hard copy, Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such Final Working Drawings.  Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Final Working Drawings for the Improvements if the same is unsatisfactory or incomplete in any respect in the reasonable judgment of Landlord, provided Landlord will specify any objections in writing and in reasonable detail.  If Tenant is so advised, Tenant shall promptly cause the Final Working Drawings to be revised to correct any deficiencies or other matters Landlord may reasonably require.  Landlord will thereafter have five (5) business days after each revised draft is delivered to Landlord to respond with any further reasonable objections, provided all objections will be specified in writing and in reasonable detail.  If the Final Working Drawings or any amendment thereof or supplement thereto shall require alterations in the Base Building, and if Landlord in its sole and exclusive discretion agrees to any such alterations, and notifies Tenant of the need and cost for such alterations, then Tenant shall pay the cost of such required changes as part of the Work, provided the Improvement Allowance may be applied to the cost of such alterations.

3.4          Approved Working Drawings.  Landlord shall approve the Final Working Drawings prior to the commencement of construction of the Improvements by Tenant (as so approved, the “Approved Working Drawings”).  Tenant may then submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits.  Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility.  Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any permit or certificate of occupancy as required to substantially complete the Improvements.  No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

3.5          Electronic Approvals.  Notwithstanding any provision to the contrary contained in the Lease, as amended, or this Work Letter, Landlord may, in Landlord’s sole and absolute discretion, transmit or otherwise deliver any of the approvals required under this Work Letter via electronic mail to Tenant’s representative identified in Section 5.1 of this Work Letter, or by any of the other means identified in Article XXIV of the Office Lease.

3.6          Phased Work.  The progress of the work may consist of several phases based on the location in the Building where such work will be performed or other factors that may indicate that each phase of the work (herein a “Phase”) is a standalone project for which construction may be completed without the necessity of completion of any other Phase of the construction.  If the work may be Phased as indicated in the foregoing, then approval of the work may be sought as provided above in Phases, so that construction may be commenced and completed in Phases without the requirement that all work to be done (whether in the Premises or elsewhere in the Building or Common Areas) be approved and commenced based on a single set of Approved Working Drawings.  Landlord and Tenant will reasonably cooperate with respect to any phasing

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of the Work.  Landlord and Tenant have initially agreed to Phase the work as indicated in Schedule Z.

SECTION 4

CONSTRUCTION OF THE IMPROVEMENTS

4.1          Tenant’s Selection of Contractors.

4.1.1       The Contractor.  A general contractor shall be retained by Tenant to construct the Improvements.  Such general contractor (“Contractor”) shall be selected by Tenant from a list of general contractors supplied by Landlord, and Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection.

4.1.2       Tenant’s Agents.  All subcontractors, laborers, materialmen, and suppliers used by Tenant in connection with the Improvements (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed.  If Landlord does not approve any of Tenant’s proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord’s written approval.  If Landlord disapproves of any of Tenant’s Agents, Landlord will specify the reason for any disapproval in writing.  The designation of any subcontractors, laborers, materialmen, suppliers, or the Contractor as Tenant’s Agents will not be deemed to imply the existence of an agency relationship between Tenant and any such Tenant’s Agent, which relationship shall be and remain that of contractor or subcontractor, in accordance with the relevant contract documents.

4.2          Construction of Improvements by Tenant’s Agents.

4.2.1       Construction Contract; Cost Budget.  Tenant shall engage the Contractor under a fixed price contract reasonably acceptable to Tenant, Contractor and Landlord (the “Contract”) for each Phase of the Improvements.  Landlord’s approval of any proposed contract shall not be unreasonably withheld or delayed, and if Landlord objects to any Contract submitted for approval by Landlord, Landlord shall specify the reason for any disapproval in writing, within five (5) business days after such contract is submitted for approval by Tenant.  Prior to the commencement of the construction of the Improvements, Tenant shall provide Landlord with a reasonably detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.8, above, in connection with the design and construction of the Improvements to be performed by or at the direction of Tenant or the Contractor, which costs shall form a basis for the amount of the Contract (the “Final Costs”).  Prior to the commencement of construction of the relevant Phase of the Improvements, Tenant shall supply Landlord with cash in an amount (the “Over-Allowance Amount”) equal to the difference between the amount of the Final Costs of the Relevant Phase and the applicable amount of the Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the of the Relevant Phase Improvements).  The Over-Allowance Amount shall be disbursed by Landlord on a pro-rata basis along with any of

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the then remaining portion of the Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Improvement Allowance.  In the event that, after the Final Costs of any phase have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Relevant Phase of the Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be paid by Tenant to Landlord within one (1) business day after written demand by Landlord, as an addition to the Over-Allowance Amount or at Landlord’s option, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1(i), (ii), (iii) and (iv) of this Work Letter, above, for Landlord’s approval, prior to Tenant paying such costs.

4.2.2       Tenant’s Agents.

4.2.2.1    Landlord’s General Conditions for Tenant’s Agents and Improvement Work.  Tenant’s and Tenant’s Agent’s construction of the Improvements shall comply with the following:  (i) the Improvements shall be constructed in substantial accordance with the Approved Working Drawings; (ii) Tenant’s Agents shall submit schedules of all work relating to the Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant shall use commercially reasonable efforts to cause Tenant’s Agents to adhere to any approved schedule; and (iii) Tenant shall abide by all rules made by Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Improvements.  Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to two percent (2%) of the “hard costs” of the Improvements, which Coordination Fee shall be Landlord’s sole compensation for services relating to the coordination of the construction of the Improvements.  The Coordination Fee shall be paid from the Improvement Allowance.  Tenant shall not be charged for the use of freight elevators, security access to loading docks or for utilities or temporary HVAC in the Expansion Premises prior to the New Term Rent Commencement Date, if use of such facilities and/or services is required for the Improvements.

4.2.2.2    Indemnity.  Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Improvements and/or Tenant’s disapproval of all or any portion of any request for payment.  Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises, except to the extent such losses are caused by Landlord’s gross negligence or willful misconduct.

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4.2.2.3    Requirements of Tenant’s Agents.  Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Tenant and Landlord that the portion of the Improvements for which such Tenant’s Agent is responsible shall be free from any defects in workmanship and materials for such period and on such terms as may be customary for similar subcontractors or trades performing work in first class office buildings in the Comparable Area (as defined in Exhibit C).  All such warranties or guarantees as to materials or workmanship of or with respect to the Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.  Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect any right of direct enforcement if required to enforce such warranty.

4.2.2.4    Insurance Requirements.

4.2.2.4.1  General Coverages.  All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

4.2.2.4.2  Special Coverages.  Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof.  Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in such amounts as may be reasonably approved by Landlord, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

4.2.2.4.3  General Terms.  Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Improvements and before the Contractor’s equipment is moved onto the site.  All such certificates must indicate that the relevant policy contains a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance for a period of one year following the issuance of any such certificate.  In the event that the Improvements are damaged by any cause during the course of the construction thereof, Tenant shall promptly repair the same at Tenant’s sole cost and expense, provided that any resulting delay shall be a Force Majeure Delay if the damage results from any of the causes enumerated in Section 4.4.1 below.  Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant.  All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents.  All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer

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against anyone insured thereunder.  Such insurance shall provide that it is primary insurance as respects the owner (Landlord) and that any other insurance maintained by owner (Landlord) is excess and noncontributing with the insurance required hereunder.  The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Work Letter.

4.2.3       Governmental Compliance.  The Improvements shall comply in all respects with the following:  (i) Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4       Inspection by Landlord.  Landlord shall have the right to inspect the Improvements upon prior written notice of at least one (1) business day, provided however, that Landlord’s failure to inspect the Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Improvements constitute Landlord’s approval of the same.  Should Landlord disapprove any portion of the Improvements, Landlord shall notify Tenant in writing of the disapproved items and shall specify the reasons for such disapproval.  Any defects or deviations in, and/or disapproval by Landlord of, the Improvements in accordance with the foregoing shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building, Landlord may, after five (5) business days’ prior written notice of such matter to Tenant, take such action as Landlord deems reasonably necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s reasonable satisfaction.  Tenant will pay any costs incurred by Landlord in compliance with the foregoing within ten (10) business days after it receives an invoice therefor.

4.2.5       Meetings.  Commencing concurrently with Tenant retaining the Architect, but in no event later than the Delivery Date, Tenant shall hold at least bi-weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Improvements, which meetings shall be held at a location in the Building designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, Tenant shall use commercially reasonable efforts to cause any of Tenant’s Agents reasonably required for any review to attend such meetings.  If request is made by Landlord before any meeting commences, a person attending the meeting shall be designated to take minutes, and minutes shall be taken at such meeting, a copy of which minutes shall be promptly delivered to Landlord.  One such meeting each month shall include the review of any current request for payment submitted by Tenant, but the foregoing will not be deemed to extend any

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period provided herein for payment of such request, so long as Tenant has acted in compliance with this section in scheduling any meetings.

4.3          Notice of Completion; Copy of Record Set of Plans.  Within ten (10) days after completion of Substantial Completion of any relevant Phase of the Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation.  If Tenant fails to do so, Landlord may execute and file the same as Tenant’s agent for such purpose, at Tenant’s sole cost and expense.  At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings in CAD format within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, fixtures and systems in the Premises or elsewhere in the Building to the extent not previously provided.

4.4          Delay of Expansion Term Commencement Date.

4.4.1       Delays in Expansion Term Commencement Date.  The New Term Rent Commencement Date set forth in Section 3 of the Second Amendment shall be extended by the number of days of delay of the “Substantial Completion of the Improvements” (as defined in Section 4.4.3 below) in the Premises to the extent caused by a “Commencement Date Delay” (as defined below), but only to the extent such Commencement Date Delay causes the Substantial Completion of the Improvements in the Premises to occur after the New Term Rent Commencement Date.  As used herein, the term “Commencement Date Delay” shall mean only a “Force Majeure Delay” or a “Landlord Caused Delay,” as those terms are defined below in this Section 4.4.1.  As used herein, the term “Force Majeure Delay” shall mean only an actual delay resulting from fire, earthquake, strikes, explosion, flood, hurricane, the elements, acts of God or the public enemy, war, invasion, insurrection, rebellion, or riots.  As used herein, the term “Landlord Caused Delay” shall mean actual delays to the extent resulting from the acts or omissions of Landlord including, but not limited to (i) failure of Landlord to approve or disapprove any Construction Drawings in the times provided herein; (ii) material interference by Landlord, its agents, employees or contractors (except as otherwise allowed under this Work Letter) with the Substantial Completion of the Improvements in the Premises, and which objectively precludes or delays the construction of tenant improvements in the Building by any person, which interference relates to access by Tenant, or Tenant’s Agents to the Building or any Building facilities (including loading docks and freight elevators) or service (including temporary power and parking areas as provided herein) during normal construction hours, or the use thereof during normal construction hours; and (iii) delays due to the acts or failures to act of Landlord or its agents, employees or contractors with respect to payment of the Improvement Allowance (except as otherwise allowed under this Work Letter).

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4.4.2       Determination of Commencement Date Delay.  If Tenant contends that a Commencement Date Delay has occurred, Tenant shall notify Landlord in writing of the event which constitutes such Commencement Date Delay, within ten (10) business days after the occurrence of the relevant Commencement Date Delay.  If such action, inaction or circumstance described in such notice (the “Delay Notice”) is not cured by Landlord within two (2) business days of Landlord’s receipt of the Delay Notice and if such action, inaction or circumstance otherwise qualifies as a Commencement Date Delay, then a Commencement Date Delay shall be deemed to have occurred commencing as of the date of Landlord’s receipt of the Delay Notice and ending as of the date such delay ends.

4.4.3       Definition of Substantial Completion of the Improvements.  “Substantial Completion of the Improvements” shall mean completion of construction of the Improvements in the Premises pursuant to the Approved Working Drawings for the Relevant Phase, with the exception of any tenant workstations and punch list items, and approval of such work as required by the relevant local authorities, including, without limitation, issuance of a temporary certificate of occupancy subject only to customary conditions that permits legal, safe occupancy of the Premises, in accordance with applicable law.

SECTION 5

MISCELLANEOUS

5.1          Tenant’s Representative.  Tenant has designated George Yoshinaga as its sole representative with respect to the matters set forth in this Work Letter (whose e-mail address for the purposes of this Work Letter is gyy@splunk.com), who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

5.2          Landlord’s Representative.  Landlord has designated Rich Ambidge and Eddie Perez as its sole representatives with respect to the matters set forth in this Work Letter (whose e-mail addresses for the purposes of this Work Letter are, respectively, rambidge@kilroyrealty.com and eperez@kilroyrealty.com and phone numbers are, respectively, (415) 778-5679 and (415) 778-5672), who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

5.3          Time of the Essence in This Work Letter.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.  If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.  If any period provided herein would fall on a weekend, legal holiday or other day that is not a business day, such period will be extended to the next business day following such weekend, legal holiday or non-business day.

5.4          Tenant’s Lease Default.  Notwithstanding any provision to the contrary contained in the Lease, as amended, or this Work Letter, if any Event of Default occurs under the Lease, as amended, or under this Work Letter (including, without limitation, any failure by Tenant to fund any portion of the Over-Allowance Amount) occurs at any time on or before the Substantial Completion of the Improvements, then (i) in addition to all other rights and remedies granted to

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Landlord pursuant to the Lease, as amended, Landlord shall have the right to withhold payment of all or any portion of the Improvement Allowance and/or Landlord may, without any liability whatsoever, cause the cessation of construction of the Improvements (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Improvements and any costs occasioned thereby), and (ii) all other obligations of Landlord under the terms of the Lease and this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease, as amended.

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SCHEDULE X TO EXHIBIT B

SELECT LIST OF IMPROVEMENTS TO BE CONSTRUCTED WITH IMPROVEMENT ALLOWANCE

Among other improvements, the Allowance Amount may be used to fund the following improvements to be made to the Building and Common Areas:

1.             Refurbish and improve Suite 300.

2.             Refurbish and improve Existing Premises.

3.             Install Lobby Signage and Exterior Signage.

4.             Bicycle Storage Enclosure in Parking Area in accordance with Section 12 of the Amendment.

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SCHEDULE Z TO EXHIBIT B

AGREED PHASES OF THE IMPROVEMENTS

1.             Refurbishment and improvement of Expansion Premises.

2.             Refurbishment and improvement of Existing Premises.

3.             Lobby remodeling and other Building Work, including bicycle area.

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EXHIBIT C

250 BRANNAN STREET

MARKET RENT DETERMINATION FACTORS

When determining Market Rent, the following rules and instructions shall be followed.

1.             RELEVANT FACTORS.  The “Comparable Transactions” shall be the “Net Equivalent Lease Rates” per rentable square foot, at which tenants, are, pursuant to transactions consummated within twelve (12) months prior to the commencement of the then applicable Option Term, leasing non-sublease, non-encumbered space comparable in location and quality to the Premises containing a square footage comparable to that of the Premises for a term of five (5) years, in an arm’s-length transaction, which comparable space is located in the “Comparable Buildings.,”  The terms of the Comparable Transactions shall be calculated as a “Net Equivalent Lease Rate” pursuant to the terms of this Exhibit C, and shall take into consideration only the following terms and concessions:  (i) the rental rate and escalations for the Comparable Transactions, (ii) the amount of parking rent per parking permit paid in the Comparable Transactions, if any, (iii) operating expense and tax protection granted in such Comparable Transactions such as a base year or expense stop (although for each such Comparable Transaction the base rent shall be adjusted to a triple net base rent using reasonable estimates of operating expenses and taxes as determined by Landlord for each such Comparable Transaction); (iv) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, (v) any “Option Allowance,” as defined hereinbelow, to be provided to Tenant in connection with the then applicable Option Term as compared to the improvements or allowances provided or to be provided in the Comparable Transactions, taking into account the contributory value of the existing improvements in the Premises, such value to be based upon the age, design, quality of finishes, and layout of the existing improvements, and (vi) all other monetary concessions (including the value of any signage), if any, being granted such tenants in connection with such Comparable Transactions.  Notwithstanding any contrary provision hereof, in determining the Market Rent, no consideration shall be given to any commission paid or not paid in connection with such Comparable Transaction.  In addition, because Landlord and Tenant have stipulated to the rentable square feet of the Premises, the measurement standard used to determine such rentable square feet shall not be a factor in determination of Fair Market Rent.

2.             TENANT SECURITY.  The Market Rent shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as an enhanced security deposit, a letter of credit or guaranty, for Tenant’s Base Rent obligations during the then applicable Option Term.  Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants, and giving reasonable consideration to Tenant’s prior performance history during the New Term or the previous Option Term).

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3.             OPTION ALLOWANCE.  Notwithstanding anything to the contrary set forth in this Exhibit C, once the Market Rent for the then applicable Option Term is determined as a Net Equivalent Lease Rate, if, in connection with such determination, it is deemed that Tenant is entitled to an improvement or comparable allowance for the improvement of the Premises (the total dollar value of such allowance shall be referred to herein as the “Option Allowance”), Landlord shall pay the Option Allowance to Tenant pursuant to a commercially reasonable disbursement procedure determined by Landlord, and, as set forth in Section 5, below, of this Exhibit C, the rental rate component of the Market Rent shall be increased to be a rental rate which takes into consideration that Tenant will receive payment of such Option Allowance and, accordingly, such payment with interest shall be factored into the base rent component of the Market Rent.

4.             COMPARABLE BUILDINGS.  For purposes of the Second Amendment, the term “Comparable Buildings” shall mean other first-class institutionally-owned office buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation as to the building containing the portion of the Premises in question), quality of construction, level of services and amenities (including, but not limited to, the type (e.g., surface, covered, subterranean) and amount of parking), size and appearance, and are located in the “Comparable Area,” which is the area bounded by Howard to 4th Street and King to the Embarcadero.

5.             METHODOLOGY FOR REVIEWING AND COMPARING THE COMPARABLE TRANSACTIONS.  In order to analyze the Comparable Transactions based on the factors to be considered in calculating Market Rent, and given that the Comparable Transactions may vary in terms of length of term, rental rate, concessions, etc., the following steps shall be taken into consideration to “adjust” the objective data from each of the Comparable Transactions.  By taking this approach, a “Net Equivalent Lease Rate” for each of the Comparable Transactions shall be determined using the following steps to adjust the Comparable Transactions, which will allow for an “apples to apples” comparison of the Comparable Transactions.

5.1.         The contractual rent payments for each of the Comparable Transactions should be arrayed monthly or annually over the lease term.  All Comparable Transactions should be adjusted to simulate a net rent structure, wherein the tenant is responsible for the payment of all property operating expenses in a manner consistent with the Lease.  This results in the estimate of Net Equivalent Rent received by each landlord for each Comparable Transaction being expressed as a periodic net rent payment.

5.2          Any free rent or similar inducements received over time should be deducted in the time period in which they occur, resulting in the net cash flow arrayed over the lease term.

5.3          The resultant net cash flow from the lease should be then discounted (using an 8% annual discount rate) to the lease commencement date, resulting in a net present value estimate.

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5.4          From the net present value, up front inducements (improvements allowances and other concessions).  These items should be deducted directly, on a “dollar for dollar” basis, without discounting since they are typically incurred at lease commencement, while rent (which is discounted) is a future receipt.

5.5          The net present value should then be amortized back over the lease term as a level monthly or annual net rent payment using the same annual discount rate of 8.0% used in the present value analysis.  This calculation will result in a hypothetical level or even payment over the then applicable Option Term, termed the “Net Equivalent Lease Rate” (or constant equivalent in general financial terms).

6.             USE OF NET EQUIVALENT LEASE RATES FOR COMPARABLE TRANSACTIONS.  The Net Equivalent Lease Rates for the Comparable Transactions shall then be used to reconcile, in a manner usual and customary for a real estate appraisal process, to a conclusion of Market Rent which shall be stated as a “NNN” lease rate applicable to each year of the then applicable Option Term.

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EXHIBIT D

250 BRANNAN STREET

NOTICE OF LEASE TERM DATES

To:

Re:                             Office Lease dated as of March 6, 2008 (the “Office Lease”), by and between Kilroy Realty, L.P., a Delaware limited partnership (“Landlord”) (as successor-in-interest to Brannan Propco, LLC), and Splunk Inc., a Delaware corporation (“Tenant”), as amended by First Amendment to Office Lease dated as of June 10, 2011 (the “First Amendment”), and Second Amendment to Office Lease dated as of                     , 2012 (the “Second Amendment”) (the Office Lease, as amended by the First Amendment and the Second Amendment, being referred to herein as the “Lease”), for 100,164 rentable square feet of space commonly known as Suites 100, 200 and 300 (the “Premises”), located in that certain office building located at 250 Brannan Street, San Francisco, California (the “Building”).

Dear                                 :

Notwithstanding any provision to the contrary contained in the Lease, this letter is to confirm and agree upon the following:

1.                                      Tenant has accepted the above-referenced Premises (including the Expansion Space consisting of Suite 300) as being delivered in accordance with the Lease.

2.                                      The New Term shall commence on or has commenced on                              for a term of                                      ending on                                     .

3.                                      Rent for the New Term shall commence or has commenced to accrue on                                     , in the amount of                                 .

4.                                      If the New Term Rent Commencement Date is other than the first day of the month, the first billing for the New Term will contain a pro rata adjustment.  Each billing thereafter shall be for the full amount of the monthly installment as provided for in the Lease.

5.                                      Your rent checks should be made payable to                                      at                                       .

6.                                      The rentable square feet of the Premises is                                 .

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7.                                      Tenant’s Percentage Share of Property Taxes and Operating Expenses with respect to the Premises is                 % of the Building.

8.                                      Capitalized terms used herein that are defined in the Lease shall have the same meaning when used herein.  Tenant confirms that the Lease has not been modified or altered except as set forth herein, and the Lease is in full force and effect.  Landlord and Tenant acknowledge and agree that to each party’s actual knowledge, neither party is in default or violation of any covenant, provision, obligation, agreement or condition in the Lease.

If the provisions of this letter correctly set forth our understanding, please so acknowledge by signing at the place provided below on the enclosed copy of this letter and returning the same to Landlord.

“Landlord”:

,
a

By:
Its:

By:
Its:

Agreed to and Accepted as of , 20 .

“Tenant”:

,
a

By:
Its:

By:
Its:

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EXHIBIT E

250 BRANNAN STREET

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank

acceptable to the Landlord)

FAX NO. [( ) - ] SWIFT: [Insert No., if any]	[Insert Bank Name And Address]

DATE OF ISSUE:

BENEFICIARY: [Insert Beneficiary Name And Address]	APPLICANT: [Insert Applicant Name And Address]

LETTER OF CREDIT NO.

EXPIRATION DATE: AT OUR COUNTERS	AMOUNT AVAILABLE: USD[Insert Dollar Amount] (U.S. DOLLARS [Insert Dollar Amount])

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                        IN YOUR FAVOR FOR THE ACCOUNT OF [Insert Tenant’s Name], A [Insert Entity Type], UP TO THE AGGREGATE AMOUNT OF USD[Insert Dollar Amount] ([Insert Dollar Amount] U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON (Expiration Date) AVAILABLE BY PAYMENT UPON PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [Insert Bank Name] WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

1.             THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

2.             BENEFICIARY’S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF [Insert Landlord’s Name], A [Insert Entity Type] (“LANDLORD”) STATING THE FOLLOWING:

“THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE,  HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD                           IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT TO

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BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, OR THE TERMINATION OF SUCH LEASE, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]’S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO.                        AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST SIXTY (60) DAYS PRIOR TO THE PRESENT EXPIRATION DATE.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.                        AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.                        AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.                                  AS THE RESULT OF THE REJECTION, OR DEEMED REJECTION, OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED, UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE.”

SPECIAL CONDITIONS:

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PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING.  [Please Provide The Required Forms For Review, And Attach As Schedules To The Letter Of Credit.]

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

ALL BANKING CHARGES ARE FOR THE APPLICANT’S ACCOUNT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SEND YOU NOTICE BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD.  SAID NOTICE WILL BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER. ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE.  IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF ONE HUNDRED TWENTY (120) DAYS AFTER THE EXPIRATION OF THE LEASE TERM AS THE SAME MAY BE EXTENDED.

THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN WHOLE OR IN PART ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS.  AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON REQUEST) AND PAYMENT OF OUR CUSTOMARY TRANSFER FEES, WHICH FEES SHALL BE PAYABLE BY APPLICANT (PROVIDED THAT BENEFICIARY MAY, BUT SHALL NOT BE OBLIGATED TO, PAY SUCH FEES TO US ON BEHALF OF APPLICANT, AND SEEK REIMBURSEMENT THEREOF FROM APPLICANT).  IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY’S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE’S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: ‘‘DRAWN UNDER [Insert Bank Name] STANDBY LETTER OF CREDIT NO.                       .”

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WE HEREBY AGREE WITH YOU THAT IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AT OR PRIOR TO [Insert Time — (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY.  IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AFTER [Insert Time — (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY.  AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.  IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

PRESENTATION OF A DRAWING UNDER THIS LETTER OF CREDIT MAY BE MADE ON OR PRIOR TO THE THEN CURRENT EXPIRATION DATE HEREOF BY HAND DELIVERY, COURIER SERVICE, OVERNIGHT MAIL, OR FACSIMILE.  PRESENTATION BY FACSIMILE TRANSMISSION SHALL BE BY TRANSMISSION OF THE ABOVE REQUIRED SIGHT DRAFT DRAWN ON US TOGETHER WITH THIS LETTER OF CREDIT TO OUR FACSIMILE NUMBER, [Insert Fax Number — (      )       -        ], ATTENTION:  [Insert Appropriate Recipient], WITH TELEPHONIC CONFIRMATION OF OUR RECEIPT OF SUCH FACSIMILE TRANSMISSION AT OUR TELEPHONE NUMBER [Insert Telephone Number — (      )       -        ] OR TO SUCH OTHER FACSIMILE OR TELEPHONE NUMBERS, AS TO WHICH YOU HAVE RECEIVED WRITTEN NOTICE FROM US AS BEING THE APPLICABLE SUCH NUMBER.  WE AGREE TO NOTIFY YOU IN WRITING, BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE, OF ANY CHANGE IN SUCH DIRECTION.  ANY FACSIMILE PRESENTATION PURSUANT TO THIS PARAGRAPH SHALL ALSO STATE THEREON THAT THE ORIGINAL OF SUCH SIGHT DRAFT AND LETTER OF CREDIT ARE BEING REMITTED, FOR DELIVERY ON THE NEXT BUSINESS DAY, TO [Insert Bank Name] AT THE APPLICABLE ADDRESS FOR PRESENTMENT PURSUANT TO THE PARAGRAPH FOLLOWING THIS ONE.

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT [Insert Bank Name], [Insert Bank Address], ATTN: [Insert Appropriate Recipient], ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT, (Expiration Date).

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO

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ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM YOU AND A CERTIFICATION BY YOU (PURPORTEDLY SIGNED BY YOUR AUTHORIZED REPRESENTATIVE) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE “INTERNATIONAL STANDBY PRACTICES” (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

Very truly yours,

(Name of Issuing Bank)

By:

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EXHIBIT F

BICYCLE PARKING AREA

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EXHIBIT G

LANDLORD APPROVED EXTERIOR SIGNAGE

1